As filed with the Securities and Exchange Commission
                   on June 30, 2004 Registration No. _________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                               PRACTICEXPERT, INC.
                (Name of registrant as specified in its charter)


            NEVADA                           7389                     87-0622329
(State or Other Jurisdiction         (Primary Standard            (I.R.S. Employer
 of Incorporation or Organization)    Industrial Classification    Identification No.)
                                      Code Number)


4130 Cahuenga Blvd., Suite 215     4130 Cahuenga Blvd., Suite 215   Michael Manahan
Toluca Lake, California 91602      Toluca Lake, California 91602    PracticeXpert, Inc.
      (818) 655-9945                                                4130 Cahuenga Blvd., Suite 215
                                                                    Toluca Lake, California 91602
                                                                        (818) 655-9945

(Address and telephone number       (Address of principal place of  (Name, address, and telephone
 of principal executive offices)     business or intended place of  number of agent for service)
                                     business)

                                   Copies to:

                            Michael H. Hoffman, Esq.
                     Law Offices of Michael H. Hoffman, P.A.
                                8417 Via Leonessa
                           Boca Raton, Florida, 33433
                            Telephone: (786) 280-7575
                            Facsimile: (859) 201-5117


Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           SECURITIES TO BE REGISTERED

                                                       Proposed      Proposed
Title of                                 Maximum        Maximum        Amount
each Series               Amount        Offering       aggregate         Of
of securities             To be         Price per      Offering     Registration
to be registered        Registered      Share(1)       Price(2)      Fee (3)(4)
----------------        ----------      --------       --------      ----------

Common Stock,
$.001 par value to
 be sold by selling
  stockholders         104,501,664         $0.28     $29,773,341         $3,801

(1) Estimated in accordance with Rule 457(c) of the Securities Act of 1933, solely for the purpose of computing the amount of registration fee, based on the average of the bid and asked price of the registrant's common stock as reported on the OTC Bulletin Board on June 30, 2004.

(2) The proposed maximum aggregate offering price per Series of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)  Calculated in accordance with Rule 457(o) of the Securities Act of 1933.

(4) Calculated using $126.70 per million dollars, in accordance with Securities and Exchange Commission Fee Rate Advisory # 7.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 30, 2004

                               PRACTICEXPERT, INC.

                       104,501,664 Shares of Common Stock


This prospectus is part of a registration statement of PracticeXpert, Inc. filed with the Securities and Exchange Commission in connection with a private placement of our Common Stock completed on April 28, 2004. This prospectus relates to the offer and sale, from time to time, of up to 52,171,169 shares of our common stock held by the selling shareholders listed on page 17 of this prospectus, and up to 48,333,347 shares of common stock issuable to them upon exercise of warrants. We will not receive any of the proceeds from sales by the selling shareholders of common stock.

This prospectus also relates to the issuance of an aggregate of 3,997,148 shares of common stock underlying warrants issued to our placement agent, H.C. Wainwright & Co. Inc., and its designees. The placement agent warrants for 1,998,574 shares have an exercise price of $0.12 per share and the remaining placement agent warrants for 1,998,574 shares have an exercise price of $0.30 per share.

For a description of the plan of distribution of the shares, see page 22 of this prospectus.

Our common stock is quoted on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol "PXPT". On June 30, 2004, the last reported sale price of our common stock was $0.28 per share.

       THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.
               PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 30, 2004.

                                Table of Contents

                                                                                 PAGE
                                                                                 ----
PROSPECTUS SUMMARY.................................................................5
RISK FACTORS.......................................................................9
FORWARD-LOOKING STATEMENTS........................................................16
SELLING STOCKHOLDERS..............................................................17
DETERMINATION OF OFFERING PRICE...................................................22
USE OF PROCEEDS...................................................................22
PLAN OF DISTRIBUTION..............................................................22
Liquidity And Capital Resources...................................................27
DESCRIPTION OF BUSINESS...........................................................28
MANAGEMENT........................................................................35
DIRECTORS AND EXECUTIVE OFFICERS..................................................35
EXECUTIVE COMPENSATION............................................................36
DESCRIPTION OF PROPERTY...........................................................37
LEGAL PROCEEDINGS.................................................................37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT....................38
DESCRIPTION OF SECURITIES.........................................................39
DESCRIPTION OF THE WARRANTS.......................................................41
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES......41
EXPERTS...........................................................................41
ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS...............................44
ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.................................44
ITEM 27.  INDEX TO EXHIBITS.......................................................46
ITEM 28.  UNDERTAKINGS............................................................47

As used in this prospectus, the terms "we", "us", "our", "the Company" and "PracticeXpert" mean PracticeXpert, Inc., a Nevada corporation. The term "selling shareholder" means selling shareholders of PracticeXpert (all of whom are identified in this Registration Statement) all of which are offering to sell their shares of PracticeXpert common stock which are being registered through this prospectus and the term "shares" means the shares of common stock registered by us through this prospectus.

The information in this prospectus is qualified in its entirety by reference to the entire prospectus. Consequently, this prospectus, which is contained as part of this registration statement, must be read in its entirety. This is especially important in light of material subsequent events disclosed. Information may not be considered or quoted out of context or without referencing other information contained in this report necessary to make the information considered, not misleading.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof.

                               PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

                                   OUR COMPANY

PracticeXpert, Inc. ("we", the "Company" or "PracticeXpert"), a Nevada corporation, a healthcare services and technology company, is in the business of providing "turn-key" administrative services to medical practitioners, including the development and deployment of systems, technologies and services designed to improve operational efficiencies, reduce billing errors and enhance cash flow. Our services revolve around our flagship Revenue Management System, PXPERT(TM), and include medical billing and accounts receivable management, practice management, transcription, consulting services and seminars. Where applicable, we bundle our technology applications with our billing and other practice management services to provide a complete and integrated solution to our physician customers. The PXPERT system provides for data capture in the physician's office, utilizing a hand-held pocket pc, or other remote data capture device. Further, the data undergoes an electronic data review at point of entry, allowing for the immediate correction of input errors on medical claims data.

We completed beta testing of our system in early 2002 and subsequently embarked on a growth strategy under which we began acquiring independently owned medical billing service and practice management companies in what is a fragmented industry characterized by "mom and pop" operations. During 2002 we successfully completed two acquisitions (California and Idaho), and began the process of "creeping" our technology solutions into the existing customer base. We went public through a reverse merger in April, 2003 and began trading on the OTC Bulletin Board under the ticker symbol PXPT. In August, 2003, we completed the acquisition of a medical billing company in Montana and in November, 2003 we completed the acquisition of a medical billing company in West Virginia. In March, 2004 we completed the acquisition of Singer MedScript in Houston, Texas, and in May, 2004 we completed the acquisition of Cancer Care Network in Oklahoma City, Oklahoma.

To the medical practitioner, adopting PXpert is financially attractive as there is no additional cost to the user and using the system has a positive impact on cash flow. Customers of the acquired companies have been receptive to adopting the new technology, and as a result at June 20, 2004 we had successfully deployed, and had in use in a variety of medical settings, approximately 60 hand-held devices operating our PXpert Revenue Management System. The financial impact to us of having our customers adopt the PXpert system is significant. Medical billing is basically an outsourced labor business, with labor and labor related costs accounting for between 70% and 80% of all expenses. Of that, up to 35% of labor is directly tied into basic data entry and error correction from paper encounter forms submitted by the medical practitioner. For those customers using a hand-held or other remote input device the data entry function known as "charge-entry" is eliminated, as are a majority of the coding errors, thus providing immediate and substantial savings in labor costs, and freeing up employees to focus on problem solving and collections. Additionally, as a competitive strategy, a portion of this labor savings can be passed on to the medical practitioner as a further incentive to use the technology.

We are continuing on our plan of acquiring medical billing and related services companies and continue with the process of creeping our technology into our customer base. We are currently in varying stages of negotiations to acquire a number of additional companies. We anticipate future growth will come from a combination of the continuation of our acquisition strategy, and from new business generated through both our corporate and divisional sales and marketing initiatives.

Our principal place of business is located at 4130 Cahuenga Boulevard, Suite 215, Toluca Lake, California, 91602 and our telephone number at that address is
(818) 655-9945.


                                  THE OFFERING

------------------------------------------------------- ---------------
TOTAL COMMON STOCK OFFERED                                 104,501,664
------------------------------------------------------- ---------------
COMMON STOCK                                                52,171,169
------------------------------------------------------- ---------------
COMMON STOCK UNDERLYING WARRANTS                            48,333,347
------------------------------------------------------- ---------------
COMMON STOCK UNDERLYING PLACEMENT AGENT WARRANTS             3,997,148
------------------------------------------------------- ---------------
Offering price of the common stock                         $14,607,927
------------------------------------------------------- ---------------
Offering price of the common stock issuable                $13,533,337
upon exercise of the warrants
------------------------------------------------------- ---------------
Offering price of the common stock issuable                 $1,119,202
upon exercise of the PLACEMENT AGENT warrants
------------------------------------------------------- ---------------
COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)            111,999,465
------------------------------------------------------- ---------------
COMMON STOCK OUTSTANDING AFTER THE OFFERING (2)            164,329,960
------------------------------------------------------- ---------------
OTC Bulletin Board Symbol                                         PXPT
------------------------------------------------------- ---------------

1.   Based on shares outstanding as of June 30, 2004.

2. Assumes the exercise in full of all outstanding warrants, including the warrants issued to our placement agent, H.C. Wainwright & Co. Inc., and its designees.


USE OF PROCEEDS

We will use the net proceeds, if any, from the sale of our common stock issuable upon exercise of the warrants and the placement agent warrants for working capital and general corporate purposes. We will not receive any of the proceeds from the sale of shares of our common stock hereunder by the selling shareholders. See "Use of Proceeds."

RISK FACTORS

The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" and "Dilution."

DIVIDEND POLICY

We have not declared a cash dividend on our Common Stock in the last two fiscal years and we do not anticipate the payment of future dividends. We may not pay dividends on our Common Stock without first paying dividends on our Preferred Stock. There are no other restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable state law.

OVER-THE-COUNTER BULLETIN BOARD SYMBOL:              PXPT

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial Statements and the notes therewith.

                           STATEMENT OF OPERATION DATA

                                       Three Months Ended      The Year Ended
                                           March 31, 2004   December 31, 2003
                                               (Unaudited)           (Audited)
Revenues                                      $   929,471        $  3,379,258
Operating Expenses                              1,422,464           5,580,721
Loss from Operations                            (492,993)          (2,201,463)
Non-operating Expenses                          (110,453)            (284,571)
Gain on Disposal of Subsidiaries                       --           3,433,069
Net Income (Loss)                               (609,846)             944,635
Dividend Requirement for Preferred Stock         (63,122)            (321,221)
Net Income (Loss) to Common Shareholders        (672,968)            (623,414)
Net Income (Loss) per Share - basic                (0.03)                0.07
Net Income (Loss) per Share - diluted         $    (0.03)        $       0.01

                               BALANCE SHEET DATA

                                         March 31, 2004     December 31, 2003
                                             (Unaudited)             (Audited)
Cash and Cash Equivalents                  $    233,086            $   71,017
Accounts Receivable, net                        360,337               333,999
Prepaid Expenses                                195,562               104,854
Other Current Assets                              3,372                   618
                                             ----------            ----------
   Total Current Assets                         792,357               510,488

Property and Equipment, net                     158,276               184,071
Deposits                                          7,235                 7,235
Software, net                                   449,813               398,365
Client Lists, net                             1,959,356             1,724,559
                                             ----------            ----------
                                             $3,367,037            $2,824,718
                                             ==========            ==========
Accounts Payable & Accrued Expenses           $ 828,597            $  747,566
Notes Payable, Related Parties                  243,383               162,924
Notes Payable                                   124,719               276,349
Advances                                        422,781               422,781
Other Current Liabilities                       272,990               180,275
Dividends Payable                               791,903               728,884
                                             ----------            ----------
   Total Current Liabilities                  2,684,373             2,518,779
Notes Payable, Related Parties - Long Term      268,793               253,616
Notes Payable, Long Term                         39,968                19,234
Convertible Note                                500,000               500,000
Equity                                        8,181,183             7,167,401
Accumulated Deficit                          (8,307,280)           (7,634,312)
Stockholders' Deficit                          (126,097)             (466,911)
                                             ----------            ----------
                                             $3,367,037  $          2,824,718
                                             ==========            ==========

                                  RISK FACTORS

THE SECURITIES OFFERED ARE HIGHLY SPECULATIVE. YOU SHOULD PURCHASE THEM ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT IN US. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION IN THIS PROSPECTUS.

CERTAIN IMPORTANT FACTORS MAY AFFECT OUR ACTUAL RESULTS AND COULD CAUSE THOSE RESULTS TO DIFFER SIGNIFICANTLY FROM ANY FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS OR OTHERWISE MADE BY US OR ON OUR BEHALF. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT SHOULD BE CONSIDERED TO BE FORWARD-LOOKING STATEMENTS. WORDS SUCH AS "MAY," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "COULD," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVES OF THOSE WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS AS TO OUR INTENT, BELIEF OR EXPECTATIONS. THESE FORWARD-LOOKING
STATEMENTS ARE SUBJECT TO THE RISKS DETAILED BELOW OR ELSEWHERE IN THIS PROSPECTUS, OR DETAILED FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE "RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS" ON PAGE 16.

INVESTORS SHOULD ASSUME THAT, EVEN IF NOT SPECIFICALLY STATED WITHIN THIS DOCUMENT, IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZE, OUR BUSINESS,
FINANCIAL CONDITION OR RESULTS OF FUTURE OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

Risks related to our business

We have historically lost money and losses may continue in the future.

We have a history of losses. We had an accumulated deficit of $8,307,280 as of March 31, 2004. Since our inception, we have incurred operating losses and net losses both on an annual and quarterly basis. In 2003, we had a loss from continuing operations of $2,488,434. In the first quarter of 2004, we had a loss from operations of $492,993 and a net loss applicable to common stockholders of $672,968. We expect to incur operating losses and net losses in 2004, and we may not achieve profitability for the foreseeable future. The losses have adversely affected our liquidity. No assurances can be given that we will be successful in reaching or maintaining profitable operations. If we are not successful in reaching and maintaining profitable operations, we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.

We may need to raise additional capital to finance operations.

We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowing from third parties and funds provided by certain officers and directors. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

We have been the subject of a going concern opinion from our independent auditors, which means that we may not be able to continue operations unless we obtain additional funding.

Our independent auditors have added in their audit report for December 31, 2003, a going concern statement. Our ability to continue as a going concern depends on our ability to obtain additional financing. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our common stock will be deemed a "Penny Stock" in 2005 and possibly in subsequent periods, which could make it more difficult for investors to sell their shares due to suitability requirements.

During 2005, and possibly in subsequent periods, our common stock will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

     (1)  With a price of less than $5.00 per share;

     (2)  That are not traded on a "recognized" national exchange;

     (3) Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

     (4) In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. When our stock becomes subject to these requirements, the requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We could fail to attract or retain key personnel which could cause time away from operations to recruit and train replacements.

`Our success largely depends on the efforts and abilities of our key executives and consultants, including Jonathon Doctor, our CEO and President; Michael Manahan, our Chief Financial Officer; and Zima Hartz, our Executive Vice President. The loss of the services of Messrs. Doctor, Manahan or Hartz could materially harm our business because of the cost and time necessary to recruit and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Messrs. Doctor, Manahan or Hartz.

We may be unable to manage growth which could prevent our business from growing.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

(1)  Implement changes in certain aspects of our business;

(2) Enhance our information systems and operations to respond to increased demand;

(3) Attract and retain qualified personnel; and develop, train and manage an increasing number of management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

We have a limited operating history as a healthcare services and technology company.

In July 2003, we changed our company name from Thaon Communications, Inc. to PracticeXpert, Inc. and changed our primary business activities to become a healthcare services and technology company. We, therefore, have a limited operating history upon which an evaluation of our Company and our prospects can be based. Our prospects must be evaluated with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the new and evolving products and methods which we intend to develop and market, and the acceptance of our business model. We will be incurring costs to: (i) design, develop, manufacture and market our products;
(ii) to establish client relationships; and (iii) to build an organization. To the extent that such expenses are not subsequently followed by commensurate revenues, our business, results of operations and financial condition will be materially adversely affected. We, therefore, cannot insure that we will be able to immediately generate sufficient revenues. If cash generated by operations is insufficient to satisfy our liquidity, we may be required to sell additional equity or debt securities. The sale of additional equity or convertible debt securities would result in additional dilution to our stockholders. Our initial operations may not be profitable, since time will be required to build our business to the point that our revenues will be sufficient to cover our total operating costs and expenses. Our reaching a sufficient level of sales revenues will depend upon a large number of factors, including availability of sufficient working capital, the number of customers we are able to attract and the costs of our services.

Liquidity and working capital risks; Need for additional capital to finance growth and capital requirements.

We have had limited working capital and we are relying upon notes (borrowed funds) to operate. We may seek to raise capital from public or private equity or debt sources to provide working capital to meet our general and administrative costs until net revenues make the business self-sustaining. We cannot guarantee that we will be able to raise any such capital on terms acceptable to us or at all. Such financing may be upon terms that are dilutive or potentially dilutive to our stockholders. If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding.

New business which could limit our ability to generate revenues and prevent our business from growing.

We are a new business and you should consider factors which could adversely affect our ability to generate revenues, which include, but are not limited to, maintenance of positive cash flow, which depends on our ability both to raise capital and to obtain additional financing as required, as well as the level of sales revenues.

Lack of independent directors which could prevent potential for conflicts of interest.

We cannot guarantee that our Board of Directors will have a majority of independent directors in the future. In the absence of a majority of independent directors, our executive officers, who are also principal stockholders and directors, could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between the Company and its stockholders generally and the controlling officers, stockholders or directors.

Limitation of liability and indemnification of officers and directors.

Our officers and directors are required to exercise good faith and high integrity in our management affairs. Our Articles of Incorporation provide, however, that our officers and directors shall have no liability to our shareholders for losses sustained or liabilities incurred which arise from any transaction in their respective managerial capacities unless they violated their duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend or stock repurchase, or derived an improper benefit from the transaction. Our Articles and By-Laws also provide for the indemnification by us of the officers and directors against any losses or liabilities they may incur as a result of the manner in which they operate our business or conduct the internal affairs, provided that in connection with these activities they act in good faith and in a manner that they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. To further implement the permitted indemnification, we have entered into Employment Agreements with Messrs. Doctor, Hartz and Manahan that contain provisions regarding indemnification.

Continued control by current officers and directors and therefore you will have no voice in management.

The present officers and directors own approximately 33% of the outstanding shares of Common Stock, and therefore are in a position to nominate all of our Directors and otherwise control the Company, including, without limitation, authorizing the sale of equity or debt securities of the Company, the appointment of officers, and the determination of officers' salaries. Shareholders have no cumulative voting rights. See "Security Ownership of Certain Beneficial Owners and Management."

Unanticipated changes in our accounting policies may be required because of mandates by standards setting organizations and could have a material impact on our financial statements.

In the process of managing our business and reporting financial results, we rely on estimates and judgments made by management in the reporting and comparison of financial results. These judgments are based on the accounting standards in place at that time. Organizations that set accounting standards are continuously reviewing the methodology and application of standards previously set and adjusting them as they deem appropriate. In addition, new accounting standards may be formulated and released that could affect our reporting of actual results or outlook for anticipated future results. If these revised or new standards cause us to restate financial results from prior accounting periods, it could have a negative impact on our previously reported results. Similarly, if revised or new standards affect reporting of results in the current or future periods the comparison to prior results under the old accounting standards may not be favorable. You are urged to use caution in this area in light of the current focus by regulatory agencies on accounting standards.

Intense competition could damage our sales and profitability.

The outsourced physician services industry is highly competitive, rapidly evolving and subject to rapid technological change. Many of our competitors are significantly larger and have greater financial resources than we do and have established reputations for success in implementing healthcare electronic transaction processing systems. We compete with other medical billing and practice management services companies, both large and small, and with practice management software providers that sell their software to physician clients who would rather perform these business functions in-house as opposed to outsourcing. Other companies, including WebMD Corporation, Perot Systems, Shared Medical Systems, Per-Se Technologies and other healthcare related entities, have targeted this industry for growth, including the development of new technologies utilizing Internet-based systems. Competition is based upon the billing service company's relationship with its physician clients, pricing, quality of collections and coding, use of technology and the delivery of quality management services. Competition in the markets in which we offer our systems and services affects our ability to attract new clients and keep existing ones, hire quality employees and charge prices for our products and services that will maximize our profitability. While our ability to compete has been enhanced by our acquisition of Cancer Care Network, Singer MedScript, National Health Care Management Services, Inc. and Healthcare Billing Services, Inc, we cannot assure you that we will be able to compete successfully with these companies or that these or other competitors will not commercialize products, services or technologies that render our products, services or technologies obsolete or less marketable.

Proprietary technology protections may not be adequate and our proprietary rights may infringe on rights of third parties.

We rely on a combination of trade secret, patent, copyright and trademark laws, nondisclosure and other contractual provisions and technical measures to protect our proprietary rights in our products and processes. We cannot assure you that these protections will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. If third parties gain unauthorized access to our information systems, or if anyone misappropriates our proprietary information, this may have a material adverse effect on our business and results of operations.

Although we believe that our products and other proprietary rights do not infringe upon the proprietary rights of third parties, we cannot assure you that third parties will not assert infringement claims against us in the future.

These claims, even if without merit, could subject us to costly litigation and could require the resources, time, and attention of our technical, legal, and management personnel to defend. Additionally, we may find it necessary to initiate litigation to protect our trade secrets, to enforce our patent, copyright and trademark rights, and to determine the scope and validity of the proprietary rights of others. Litigation expenses or any damage payments resulting from adverse determinations of third party claims could be significant and result in material losses to us. The failure to develop non-infringing technology or trade names, or to obtain a license on commercially reasonable terms, could adversely affect our operations and revenues.

Developments in the healthcare industry could adversely affect our business.

The healthcare industry is highly regulated and is subject to changing political, regulatory and other influences. These factors affect the purchasing practices and operations of healthcare organizations. In recent years, the healthcare industry, including the healthcare financing and reimbursement system, has changed significantly in an effort to reduce costs. These changes include increased use of managed care, cuts in Medicare and Medicaid payment and reimbursement levels, consolidation of pharmaceutical and medical-surgical supply distributors, and the development of large, sophisticated purchasing groups. We expect the healthcare industry to continue to change significantly in the future. Developments that result in a reduction of expenditures by clients or potential clients in the healthcare industry could have a material adverse effect on our business. General reductions in expenditures by healthcare industry participants could result from, among other things:

     o government regulation or private initiatives that affect the manner in which healthcare providers interact with patients, payers or other healthcare industry participants, including changes in pricing or means of delivery of healthcare products and services;

     o    consolidation of healthcare industry participants;

     o    reductions in governmental funding for healthcare; and

     o    adverse   changes  in  business  or  economic   conditions   affecting
          healthcare payers or providers, pharmaceutical companies, medical device manufacturers or other healthcare industry participants.

Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending on information technology and services or in some or all of the specific segments of that market we serve or are planning to serve.

The healthcare industry has changed significantly in recent years and we expect that significant changes will continue to occur. However, the timing and impact of developments in the healthcare industry are difficult to predict. We cannot provide assurance that the markets for our products and services will continue to exist at current levels or that we will have adequate technical, financial and marketing resources to react to changes in those markets.

We may lose clients or revenue due to consolidation in the healthcare industry.

Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with greater market power. As provider networks and managed care organizations consolidate, competition to provide products and services such as those we provide will become more intense, and the importance of establishing and maintaining relationships with key industry participants will become greater. We cannot predict the overall impact of consolidation in the healthcare industries, and it could have a material adverse effect on our business, financial condition and results of operations. These industry participants may try to use their market power to negotiate price reductions for our products and services. If we are forced to reduce our prices, our margins will decrease, unless we are able to achieve corresponding reductions in expenses.

Our business will suffer if we fail to successfully integrate into our business, the clients, products and technology of the companies we acquire.

Our future growth and profitability depends, in part, upon our continued expansion within the medical billing and practice management markets in which we currently operate, the further expansion of these markets, the emergence of other markets for electronic transaction processing and healthcare information services and our ability to penetrate these markets. We have undertaken several acquisitions in the past year as part of a business strategy to expand our business, and we may continue in the future to acquire businesses, assets, services, products and technologies from other persons or entities. The anticipated efficiencies and other benefits to be derived from these acquisitions and future acquisitions may not be realized if we are unable to successfully integrate the acquired businesses into our operations, including clients, personnel, product lines, and technology. We are in the process of continuing to integrate into our operations, the clients, products, personnel and technology of our recent acquisitions, including without limitation Cancer Care Network, Singer MedScript, National Health Care Management Services, Inc. and Healthcare Billing Solutions, Inc. There is no guarantee that we will be able to successfully integrate recently acquired businesses or any future acquired businesses into our operations. Integration of acquired businesses can be expensive, time consuming, and may strain our resources. Integration may divert management's focus and attention from other business concerns and expose us to unforeseen liabilities and risks. We may also lose key employees, strategic partners and clients to our competitors or the competitors of our clients and strategic partners as a result of our inability to successfully integrate in a timely matter the acquired businesses.

We may not be successful in converting our existing clients to our PXPERT revenue management system, or in cross-selling our practice management, transcription or consulting services, which would adversely impact our revenues.

A key element of our longer-term business strategy is to market our PXPERT revenue management system by "creeping" our technology solutions into our existing client base. Performance problems with PXPERT could adversely affect our relationships with clients As an increasing number of our clients rely on us to provide complete practice management services, disruptions to our PXPERT services could cause some of those client to obtain some or all of their software support requirements from competitors of ours or could cause some clients to switch to a competing physician practice management or billing software solution. We expect others to develop similar technology solutions and compete aggressively in an attempt to capture our client base. We have no assurances that we will be able to retain or continue to grow our PXPERT client base.

Developing and implementing new or updated products and services may take longer and cost more than expected.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our products and services. The cost of developing new healthcare information services and technology solutions is inherently difficult to estimate. Our development and implementation of proposed products and services may take longer than originally expected, require more testing than originally anticipated and require the acquisition of additional personnel and other resources. If we are unable to develop new or updated products and services on a timely basis and implement them without significant disruptions to the existing systems and processes of our clients, we may lose potential sales and harm our relationships with current or potential clients.

We do not anticipate paying cash dividends.

We have not paid any cash dividends on our capital stock and we anticipate that our future earnings, if any, will be retained for use in the business, or for other corporate purposes. It is not anticipated that any cash dividends on the common stock will be paid in the foreseeable future.

Risks related to this offering

Future sales by our stockholders may cause our stock price to decline and adversely affect our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering, or even the potential of such sale, could lower the market price of our common stock. The sale of shares of our common stock in the future may also have an adverse effect on the price of our common stock. If our stockholders sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants, the market price of our common stock could fall. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Of the 111,999,465 shares of common stock outstanding as of June 24, 2004, 11,065,144 are freely tradable without restriction. The remaining 100,934,321 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. Immediately following the effective date of this prospectus, the common stock will be freely tradable without restriction, unless held by our "affiliates."

Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, and all warrants are exercised, there will be an additional 52,330,495 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement.

The exercise of outstanding warrants could result in substantial numbers of additional shares being issued, which will dilute your potential ownership interest and may cause our stock price to decline.

As of June 30, 2004, there were outstanding warrants to acquire an aggregate of approximately 52,330,495 shares of common stock. If exercised, these securities will dilute your percentage ownership of common stock. Certain of these securities, unlike our common stock, provide for anti-dilution protection upon the occurrence of stock splits, redemptions, mergers, reclassifications, reorganizations and other similar corporate transactions, and, in some cases, major corporate announcements. If one or more of these events occurs, the number of shares of common stock that may be acquired upon conversion or exercise would increase.

During the respective terms of the warrants, the holders thereof are given an opportunity to benefit from a rise in the market price of the common stock, with a resultant dilution of the interests of existing shareholders. The existence of these warrants could make it more difficult for us to obtain additional financing while such securities are outstanding.

Our common stock has been relatively thinly traded and we cannot predict the extent to which a trading market will develop.

Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

We may issue additional shares that could adversely affect the market price of our common stock.

Certain events over which you have no control could result in the issuance of additional shares of our common stock or preferred stock, which would dilute your ownership percentage in PracticeXpert and could adversely affect the market price of our common stock. We may issue additional shares of common stock or preferred stock for many reasons, including:

     o    to raise additional capital or finance acquisitions;

     o upon the exercise or conversion or an exchange of outstanding options, warrants and shares of convertible preferred stock;

     o for the issuance of additional shares of common stock to the sellers of Cancer Care Network; or

     o in lieu of cash payment of dividends or for services or settlement of claims.

In addition, the number of shares of common stock that we are required to issue in connection with our outstanding warrants may increase if certain anti-dilution events occur (such as, certain issuances of common stock, options and convertible securities).

The market price of our stock may be adversely affected by market volatility.

The  market  price of our  common  stock is  likely  to be  volatile  and  could
fluctuate   widely  in  response  to  many  factors,   including:

     o    potential acquisitions or divestitures;

     o    developments  with  respect  to  patents  or  proprietary   rights;  o
          announcements of technological innovations by us or our competitors;

     o announcements of new products, services, clients or new contracts by us or our competitors;

     o economic developments in the healthcare or medical billing industries as a whole;

     o actual or anticipated variations in our operating results due to the level of expenses and other factors;

     o changes in financial estimates by securities analysts and whether our earnings meet or exceed such estimates;

     o    new accounting standards;

     o    general  economic,  political and market conditions and other factors;
          and

     o    the occurrence of any of the risks described in these "Risk Factors."

In the past, following periods of volatility in the market price of the securities of companies in many industries, securities class action litigation has often been instituted against those companies. If we face such litigation in the future, it would result in substantial costs and a diversion of management attention and resources, which would negatively impact our business.


                           FORWARD-LOOKING STATEMENTS

                RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, (e) our ability to achieve adequate intellectual property protection for our future products and (f) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis and Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that that demand for our products and services will significantly increase, that our Chief Executive Officer and President, Chief Financial Officer and Executive Vice President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us, our clients and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly, and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative terms and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                              SELLING STOCKHOLDERS

The following table sets forth the number of shares owned, and/or issuable upon exercise of the warrants held, by each of the selling shareholders. Unless otherwise indicated below, none of the selling shareholders has held any position or office, or has otherwise had a material relationship, with us within the past three years other than as a result of the ownership of shares or other securities of PracticeXpert.

No estimate can be given as to the amount of shares that will be held by the selling shareholders after completion of this offering because the selling shareholders may offer all or some of the shares and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below. The table sets forth, to our knowledge, certain information about the selling shareholders as of June 30, 2004.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Shares of common stock issuable under warrants that are exercisable within 60 days of June 30, 2004 are deemed outstanding for purposes of computing the percentage ownership of the person holding the warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

The terms of the warrants whose underlying shares of common stock are included for resale under this prospectus prohibit exercise of the warrants to the extent that exercise of the warrants would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. A holder may waive the 4.99% limitation upon 61 days' notice to us. Also this limitation does not preclude the holder from exercising the warrants and selling shares underlying the warrants in stages over time where each stage does not cause the holder and its affiliates to beneficially own shares in excess of the limitation amount. Notwithstanding anything to the contrary set forth in the preceding sentence, the foregoing limitations are not applicable to the warrants beneficially owned by Renn Capital Group, Inc. and Barron Partners LP.

The following table presents information regarding the selling stockholders:


------------------------------ --------------------- --------------------- --------------------- ---------------------
                                                                                                      Percent of
                                                        Issuable Upon        Shares of Common     Outstanding Shares
                               Number of Shares of    Exercise of Common    Stock Beneficially    Beneficially Owned
Selling Shareholder             Common Stock Owned      Stock Warrants          Owned (1)                (2)
------------------------------ --------------------- --------------------- --------------------- ---------------------
------------------------------ --------------------- --------------------- --------------------- ---------------------
Aaron Lehmann                               166,667               166,667               333,334                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Alchemy, LLC                                125,000               125,000               250,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Alvin Relph                                 416,667               416,667               833,334                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Barron Partners LP                       18,333,334            18,333,334            36,666,668                21.58%
------------------------------ --------------------- --------------------- --------------------- ---------------------
Bristol Investment Fund, Ltd.             2,500,000             2,500,000             5,000,000                 2.94%
------------------------------ --------------------- --------------------- --------------------- ---------------------
Burnham Hill Holdings LLC                   362,500               362,500               725,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Chris Phillips                               83,334                83,334               166,668                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Daniel H. Schneiderman (3)                   28,526                25,150                53,676                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
David O. Lindner                            150,000               150,000               300,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
David Wiener Revocable                      150,000               150,000               300,000                     *
Trust-96
------------------------------ --------------------- --------------------- --------------------- ---------------------
Edwin A. McGusty                            500,000               500,000             1,000,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Gene Salkind, MD                            300,000               300,000               600,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Harvey Bibicoff                             400,000               400,000               800,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Investor Relations Services,                150,000               150,000               300,000                     *
Inc.
------------------------------ --------------------- --------------------- --------------------- ---------------------
J.A. Everett Superannuation                  49,834                49,834                99,668                     *
Fund-
------------------------------ --------------------- --------------------- --------------------- ---------------------



------------------------------ --------------------- --------------------- --------------------- ---------------------
                                                                                                      Percent of
                                                        Issuable Upon        Shares of Common     Outstanding Shares
                               Number of Shares of    Exercise of Common    Stock Beneficially    Beneficially Owned
Selling Shareholder             Common Stock Owned      Stock Warrants          Owned (1)                (2)
------------------------------ --------------------- --------------------- --------------------- ---------------------
Jonathan Spencer & Joni                     100,000               100,000               200,000                     *
Spencer
------------------------------ --------------------- --------------------- --------------------- ---------------------
Larry Hopfenspirger                         416,667               416,667               833,334                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Lon E. Bell                                 416,667               416,667               833,334                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Mark A. Quinn                               300,000               300,000               600,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Mark Capital LLC                            425,000               425,000               850,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Mathews & Associates, Inc                   208,334               208,334               416,668                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Matthew Balk (4)                            450,500               362,500               813,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Matthew M. Hayden                           166,667               166,667               333,334                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Michael Loew                                300,000               300,000               600,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Michael Patrick Mulcahy                      49,850                49,850                99,700                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Mitchell Ratner                              83,334                83,334               166,668                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Nicholas Castronuovo, Jr.                   300,000               300,000               600,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Northbar Capital Inc.                       208,334               208,334               416,668                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Peck Garnett Superannuation                 133,334               133,334               266,668                     *
Fund
------------------------------ --------------------- --------------------- --------------------- ---------------------
Peter Levitch                               200,000               200,000               400,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Richard Molinsky                            533,334               533,334             1,066,668                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Richard Reiss                               300,000               300,000               600,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Robert A. Melnick                           200,000               200,000               400,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Robert H. Wilson                            208,334               208,334               416,668                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Robert J. Neborsky MD &                     208,334               208,334               416,668                     *
Sanda S. Neborsky JTWROS
------------------------------ --------------------- --------------------- --------------------- ---------------------
Robert J. Neborsky MD., Inc,
Combination Retirement
Trust,                                       33,334                33,334                66,668                     *
Tax-ID 33-6004353
------------------------------ --------------------- --------------------- --------------------- ---------------------
Scott J. Strommen                           416,667               416,667               833,334                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------



------------------------------ --------------------- --------------------- --------------------- ---------------------
                                                                                                      Percent of
                                                        Issuable Upon        Shares of Common     Outstanding Shares
                               Number of Shares of    Exercise of Common    Stock Beneficially    Beneficially Owned
Selling Shareholder             Common Stock Owned      Stock Warrants          Owned (1)                (2)
------------------------------ --------------------- --------------------- --------------------- ---------------------
Scott W. Phillips                            83,334                83,334               166,668                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Shai Stern                                  208,334               208,334               416,668                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Spitsbergen Pty LTD                         199,834               199,834               399,668                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
TEK Investments                             166,667               166,667               333,334                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
The Frost National Bank, FBO
BFS US Special Opportunities
Trust PLC, Trust # W00118000              4,166,667             4,166,667             8,333,334                 4.90%
(5)
------------------------------ --------------------- --------------------- --------------------- ---------------------
The Frost National Bank, FBO
Renaissance Capital Growth &
Income Fund III, Inc. Trust               6,250,000             6,250,000            12,500,000                 7.36%
# W00740000 (5)
------------------------------ --------------------- --------------------- --------------------- ---------------------
The Frost National Bank, FBO
Renaissance US Growth
Investment Trust PLC Trust #              6,250,000             6,250,000            12,500,000                 7.36%
W00740100 (5)
------------------------------ --------------------- --------------------- --------------------- ---------------------
Trinad Capital LP                           833,334               833,334             1,666,668                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Union Bank of California,
Trustee of the Martin E                     291,667               291,667               583,334                     *
Jacobs IRA
------------------------------ --------------------- --------------------- --------------------- ---------------------
Vito R. Capotorto                           100,000               100,000               200,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
William B. Newman                           167,000               167,000               334,000                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Jason Adelman (6)                            36,386                     -                36,386                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Robert Nathan (7)                         2,414,077                     -             2,414,077                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Jimmie Sundstrom (8)                      1,295,983                     -             1,295,983                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
Wilson Craig                                333,334               333,334               666,668                     *
------------------------------ --------------------- --------------------- --------------------- ---------------------
TOTAL                                    52,171,169            48,333,347           100,504,516
------------------------------ --------------------- --------------------- --------------------- ---------------------


* Less than 1 percent.

(1) We do not know when or in what amounts a selling shareholder may offer shares for sale. The selling shareholders may not sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after the completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2) For each selling shareholder, this number represents the percentage of common stock to be owned by such selling shareholder after completion of the offering, based on the number of shares of common stock outstanding as of June 30, 2004, and assuming exercise of all of the common stock warrants, including the placement agent warrants listed below.

(3)  Daniel Schneiderman is a former associate of the placement agent.

(4) Matthew Balk is a managing director of Burnham Hill Holdings, one of the sub-placement agents.

(5) The warrants to purchase common stock are deemed to be beneficially owned by Renn Capital Group, Inc.

(6) Jason Adelman is a managing director of Burnham Hill Holdings, one of the sub-placement agents.

(7) Robert Nathan is a former senior vice president of the placement agent. (8) Jimmie Sundstrom is a former managing director of the placement agent.


The following table sets forth the selling stockholders with respect to shares of common stock underlying the placement agent warrants:


--------------------------------- -------------------- -------------------- --------------------
                                   Number of Shares     Number of Shares           Total
                                    of Common Stock      of Common Stock
                                     Issuable Upon        Issuable Upon
                                      Exercise of          Exercise of
                                    Placement Agent      Placement Agent
                                   Warrants @ $0.12     Warrants @ $0.30
--------------------------------- -------------------- -------------------- --------------------
H.C. Wainwright & Co. Inc.                  1,482,324            1,482,324            2,964,648
--------------------------------- -------------------- -------------------- --------------------
Ari Fuchs (1)                                  10,000               10,000               20,000
--------------------------------- -------------------- -------------------- --------------------
 Gunn Allen Financial                          37,500               37,500               75,000
--------------------------------- -------------------- -------------------- --------------------
 John Clarke (2)                                9,375                9,375               18,750
--------------------------------- -------------------- -------------------- --------------------
 Scott Koch (3)                                 9,375                9,375               18,750
--------------------------------- -------------------- -------------------- --------------------
 Jason Fisher (4)                             191,250              191,250              382,500
--------------------------------- -------------------- -------------------- --------------------
 Mitchell Fisher (5)                          191,250              191,250              382,500
--------------------------------- -------------------- -------------------- --------------------
National Securities Corporation                67,500               67,500              135,000
--------------------------------- -------------------- -------------------- --------------------
Total                                       1,998,574            1,998,574            3,997,148
--------------------------------- -------------------- -------------------- --------------------



(1)  Ari Fuchs is an associate of the placement agent.

(2)  John Clarke is the president of the placement agent.

(3)  Scott Koch is a managing director of the placement agent.

(4) Jason Fisher is a financial consultant of National Securities Corporation, one of the sub-placement agents.

(5)  Mitchell   Fisher  is  a  financial   consultant  of  National   Securities
     Corporation, one of the sub-placement agents.

                         DETERMINATION OF OFFERING PRICE

The price at which the shares may actually be sold will be determined by the market price of the common stock as of the date of sale.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock hereunder by the selling shareholders.

Assuming the common stock warrants and the placement agent warrants issued in the April 2004 private placement to purchase an aggregate of 52,330,495 shares of our common stock are exercised in full, we will receive proceeds of $15,339,405 from such exercise. Notwithstanding the foregoing, because the placement agent warrants issued to the placement agent in our private placement contain a cashless exercise provision which we anticipate will be used in connection with its exercise of warrants, we do not anticipate that we will receive proceeds from such exercises. Accordingly, we will receive proceeds of $14,500,004 assuming only proceeds from the exercise of the common stock warrants.

Although we have not yet formulated a specific plan, we intend to use a significant portion of the net proceeds from the exercise of warrants, if any, for additional working capital, operations, personnel and other general corporate purposes, including research and development expenditures and general and administrative expenditures. We also plan to satisfy certain payment obligations.

                                 DIVIDEND POLICY

We have not declared a cash dividend on our common stock in the last two fiscal years and we do not anticipate the payment of future dividends. We may not pay dividends on our common stock without first paying dividends on our preferred stock. There are no other restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

                              PLAN OF DISTRIBUTION

The selling shareholders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a  broker-dealer   as  principal  and  resales  by  the
          broker-dealer for its own account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o broker-dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share;

     o    through the settlement of short sales;

     o    a combination of any of these methods of sale; or

     o    any other method permitted by applicable law.

     The sale price to the public may be:

     o    the market price prevailing at the time of sale;

     o    a price related to the prevailing market price;

     o    at negotiated prices; or

     o    a price the selling shareholder determines from time to time.

The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling shareholders may pledge their shares to their broker under the margin provisions of customer agreements. If the selling shareholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling shareholder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If the selling shareholder informs us that it has entered into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The selling shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We are required to pay all fees and expenses incident to the registration of the shares and have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

H.C. Wainwright & Co. Inc. acted as placement agent in connection with the transaction with the selling shareholders and received a cash fee of $580,000 and the placement agent warrants.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF PRACTICEXPERT AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

When used in this Form SB-2 Registration Statement and in our future filings with the Securities and Exchange Commission, the words or phrases will likely result, management expects, or we expect, will continue, is anticipated, estimated or similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speak only as of the date made. These statements are subject to risks and uncertainties, some of which are described below. Actual results may differ materially from historical earnings and those presently anticipated or projected. We have no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect anticipated events or circumstances occurring after the date of such statements.

GENERAL OVERVIEW

PracticeXpert, Inc., a Nevada corporation, was incorporated under the name Engineering Services, Inc., on July 13, 1984. Subsequently, we went through a series of name changes and changes in our business activities. On November 27, 2000, we changed our name to Thaon Communications, Inc.. As Thaon Communications, Inc., we acquired and/or started a number of media and communications businesses, all of which were ultimately discontinued or sold.

On April 11, 2003, we entered into a stock purchase agreement with Practice Xpert Services Corp., a California corporation. Pursuant to the Purchase Agreement, which closed on April 11, 2003, we purchased 92% of the outstanding common stock of Practice Xpert Services Corp. in exchange for newly issued shares of our common stock and shares of our Preferred Series C stock to former owners of Practice Xpert Services Corp. As a group, the former owners of Practice Xpert Services Corp. received 7,670,5965 (post split) shares of common stock and 1,845,000 shares of Preferred Series C stock, constituting 72.75% of our voting securities. As a condition of the Purchase Agreement, on April 11, 2003, the officers of PracticeXpert resigned and the board of directors appointed officers of Practice Xpert Services Corp. as our officers.

On June 27, 2003, we entered into a stock purchase agreement for the sale of all of the issued and outstanding stock of the Clover, Inc., to a former member of Thaon's board of Directors. Pursuant to the Agreement, we sold 100% of the outstanding stock of the Clover, Inc., for consideration of 100,000 shares of our common stock owned by him. The Clover was the only remaining operating subsidiary of the Thaon business units.

On or about July 15, 2003, we filed a revision to our articles of incorporation with the State of Nevada and changed our name from Thaon Communications, Inc. to PracticeXpert, Inc. so that our name would better reflect our primary business.

On July 31, 2003, we acquired all of the outstanding stock of Healthcare Billing Solutions, Inc., Great Falls, Montana, a small medical billing and practice management company operating in the Great Falls area, for 10,000 shares of our common stock and the assumption of a $10,000 note.

On September 10, 2003, we entered into a stock transfer agreement to transfer 100% of our holdings in PTS, Castpro.com and PTD to Future Options, Inc. Future Options, Inc. assumed all obligations of these entities. These subsidiaries were all non-operating subsidiaries and relate to our former discontinued business operations.

On September 30, 2003, we purchased the remaining 8% of the outstanding common stock of Practice Xpert Services Corp. that we did not own by issuing 472,860 shares of our common stock and 111,736 shares of Preferred Series C stock to the remaining shareholders of Practice Xpert Services Corp.

On November 1, 2003, we acquired all of the outstanding stock of National Health Care Management Services, Inc., Buckhannon, West Virginia, a medical billing and practice management company providing services to physicians in West Virginia and surrounding states, for $150,000 worth of our common stock, $150,000 in cash and a $150,000 seller note payable over four years.

On March 1, 2004, a recently formed 100% owned subsidiary of PracticeXpert, PracticeXpert of Texas, Inc., acquired the business and related assets of Singer MedScript, a medical transcription company located in Houston, Texas, for $150,000 in cash and a $150,000 three year interest bearing seller note.

On April 28, 2004, we completed the private placement of $5.8 million of our common stock and warrants to certain purchasers. We sold 48,333,347 restricted shares of our common stock at a purchase price of $0.12 per share. The purchasers received five-year warrants to purchase 48,333,347 shares of common stock at an exercise price of $0.30 per share. H.C. Wainwright & Co. Inc., acted as the placement agent in connection with the foregoing private placement. H.C. Wainwright & Co. Inc., and its designees, received warrants to purchase
9,666,668 shares of common stock. The placement agent warrants for 4,833,334 shares have an exercise price of $0.12 per share and the remaining placement agent warrants for 4,833,334 shares have an exercise price of $0.30 per share.

On April 29, 2004, we completed our acquisition of Cancer Care Network, Inc., an Oklahoma corporation, located in Oklahoma City, Oklahoma. Cancer Care Network, Inc. specializes in radiation and medical oncology billing and management. The acquisition was consummated by us, Practice Xpert Services Corp., and PracticeXpert of Oklahoma, Inc., a wholly-owned subsidiaries of PracticeXpert, which entered into the Agreement for Purchase and Sale of Assets, as amended, with Cancer Care Network, Inc., to acquire substantially all of the assets and assume certain liabilities and obligations of Cancer Care Network, Inc., for a purchase price of $5,500,000. The purchase price consisted of a cash payment of $4,100,000 and the issuance of $500,000 in shares of common stock at the closing and the issuance of a promissory note for $900,000 which bears interest of six and one-half percent (6.5%) per annum and payable in 12 monthly installments of principal and interest commencing on May 25, 2004.

Significant Accounting Policies

Revenue Recognition - The majority of the Company's revenue is generated from medical billing and accounts receivable management, which is a fundamental deliverable service of the PXpert Revenue Management System. Fees for these services are primarily based on a percentage of net collections on our clients' accounts receivable. Revenue is recognized and our customers are billed when our customers receive payment on those accounts receivable. Revenues on our other services, such as practice management, transcription and consulting, are recognized on a periodic basis, typically monthly, as services are performed for our clients.

Client Lists - The clients acquired through acquisition are valued based on a discounted cash flow formula that considers projected client profitability, projected client growth rate and projected client retention rate. The Client Lists are reviewed regularly by management and the value of the Client Lists are adjusted for any impairment in client value. The Client Lists are amortized based upon the expected maximum retention life of each client at the time of acquisition, generally between two and nine years.

RESULTS OF OPERATIONS

The following sections discuss the results of operations. See notes to the Consolidated Financial Statements and Independent Auditors Report for additional information.

Year 2003 Compared to Year 2002

Consolidated net revenue for the year ended December 31, 2003 was $3,379,258 as compared to consolidated net revenue for the year ended December 31, 2002 of $1,852,934, an increase of $1,526,324 or 82%. Revenues increased as a result of the recording of a full year's worth of revenues for KR Johnson and Associates, Inc., acquired in July 2002, and Healthcare Administrative Management Corporation, acquired in April 2002, as opposed to 2002, in which year revenues were recorded for these operating divisions only from the date of acquisition through to December 31. Revenues also increased in 2003 as a result of the completion of two acquisitions during

2003, Healthcare Billing Solutions, Inc. in August, 2003 and National Healthcare Management Services, Inc. in November 2003. Finally, revenue also increased as a result of the Company's sales and marketing activities, which generated additional business from new clients during 2003.

Consolidated operating expenses for the year ended December 31, 2003 were $5,580,721 as compared to consolidated operating expenses for the year ended December 31, 2002 of $2,112,533, an increase of $3,468,188 or 163%. Operating expenses increased, in part, as a result of the recording of a full year's worth of operating expenses for KR Johnson and Associates, Inc., acquired in July 2002, and Healthcare Administrative Management Corporation, acquired in April 2002, as opposed to 2002, in which year operating expenses were recorded for these operating divisions only from the date of acquisition through to December
31. Operating expenses also increased in 2003 as a result of the completion of two acquisitions during 2003, Healthcare Billing Solutions, Inc. in August, 2003 and National Healthcare Management Services, Inc. in November 2003.

Of the operating expenses, $3,257,178 are expenses incurred by the operating divisions directly associated with the servicing of clients and the generation of revenue.

Of the operating expenses, $2,323,543 are expenses incurred for corporate overhead, including consultants and advisors engaged to assist with financing and acquisitions ($1,070,505), investor relations ($145,956), sales and marketing ($353,103), directors fees ($145,956), amortization of client lists ($217,690), auditing fees ($132,250) and legal fees ($67,598). Corporate overhead expenses increased substantially in 2003 over 2002 in conjunction with our merging into the public entity, as we stepped up our acquisition and fund raising activities, and as we embarked on a program to build a national sales and marketing team. During the year approximately $1,910,000 in services (including the settlement of debt) were obtained by issuing stock, most of which was restricted. In accordance with prescribed accounting regulations, services acquired through the issuance of restricted stock are valued based upon the market value of an equivalent quantity of free trading stock at the time the stock is issued.

We reported net income of $623,414, or a basic net income per common share of $0.07 and a fully diluted net income per common share of $0.01 for the year ended December 31, 2003 compared to a net loss of $95,244, or a basic and diluted net loss per common share of $0.02 for the year ended December 31, 2002. The net income for the year includes $1,786,341 in expenses paid in stock, $175,678 non-cash expense for impairment of client lists, $321,221 in accrued dividends on Preferred Stock which are payable in stock, at our option, and a one-time gain of $3,433,069 on the disposal of subsidiaries and their related discontinued operations. The net income for the year ended December 31, 2002 included a gain on the settlement of debt of $302,779.

We believe a significant measure of our progress in accomplishing our business objectives is the number of customers we service, the number physicians those customers include, and the number of deployed hand-held devices utilizing our PXpert Revenue Management System being used, and paid for, by our customers. As of December 31, 2003 we had 53 customers, which included approximately 200 physicians, and we had approximately 30 hand-held devices utilizing our PXpert Revenue Management System being used by our customers.

Three Months Ended March 31, 2004 Compared to Three Months Ended March 31, 2003

Net revenue was $929,471 for the three months ended March 31, 2004 compared to $603,473 for the three months ended March 31, 2003. Revenues in the 2004 period were greater as a result of new business, and as a result of the acquisitions of Healthcare Billing Solutions, Inc., which occurred during the third quarter of 2003, National Healthcare Management Services, Inc., which occurred in the fourth quarter of 2004, and Singer MedScript, which occurred in the first quarter of 2004.

Our operating expenses for the three months ended March 31, 2004 were $1,422,464 compared to $685,021 for the three months ended March 31, 2003. Operating expenses increased in 2004 over 2003 due to expenses related to servicing new business, the added costs from the operations of new acquisitions, costs associated with being a publicly traded company, costs associated with our national marketing strategy, and expenses related to the continued pursuit of acquisition opportunities.

We had a net loss of $672,968, or a basic and fully diluted net loss per common share of $0.03, for the three months ended March 31, 2004 compared to a net loss of $119,343, or a basic and diluted net loss per common share of

$0.01, for the three months ended March 31, 2003. The net loss for the current period includes $178,613 in expenses paid in stock, a $75,750 expense on the settlement of litigation, and $63,122 in accrued dividends on Preferred Stock which are payable in stock, at our option.

As previously described, on March 1, 2004 the Company's subsidiary, PracticeXpert of Texas, Inc, acquired Singer MedScript, a medical transcription company operating out of Houston, Texas, for $150,000 in cash and a $150,000 interest bearing note payable over three years.

We believe a significant measure of our progress in accomplishing our business objectives is the number of customers we service, the number physicians those customers include, and the number of deployed hand-held devices utilizing our PXpert patient encounter system being used, and paid for, by our customers. As of March 31, 2004 we had approximately 70 customers, which included approximately 280 physicians, and we had approximately 40 hand-held devices utilizing our PXpert patient encounter system being used by our customers.

Liquidity And Capital Resources

As of December 31, 2003, we had $71,017 in cash and cash equivalents. Current assets at December 31, 2003 were $510,488, compared to current liabilities of $2,518,779, resulting in a working capital deficit of $2,008,291. Of the current liabilities at December 31, 2003, $728,884 relates to dividends payable on Preferred Stock, which may be paid in stock at our option, and $422,781 relates to subscription agreements for stock not yet issued.

As of March 31, 2004, we had $233,086 in cash and cash equivalents. Current assets at March 31, 2004 were $792,357, compared to current liabilities of $2,684,372, resulting in a working capital deficit of $1,892,015. This compares to a working capital deficit at the end of December 31, 2003 of $2,008,291. Of the current liabilities at March 31, 2004, $791,903 relates to dividends payable on Preferred Stock, which may be paid in stock our option, $422,781 relates to advances from investors for stock not yet issued and approximately $680,872 is due to, or advances from, officers, directors and former owners of our subsidiary companies.

Our only sources of liquidity are our bank accounts, our unused credit facilities, which at December 31, 2003 were fully drawn and our revenues. Earlier in the year we began a process of diligently seeking capital for the firm to allow us to embark on a program of expansion, as well as pay certain obligations resulting from the operations of Thaon prior to its acquisition of PraticeXpert. We raised $272,877 during the year ended December 31, 2003 from the sale of stock to investors, and were able to acquire in excess of $1,910,000 worth of business services in exchange for stock. We continue to seek capital, primarily for expansion plans, but there can be no assurances that we will receive the needed investment capital to fully execute on our business plans, pay off any of the outstanding liabilities, and/or maintain operations.

We raised $834,461 during the three months ended March 31, 2004 from the sale of stock to investors, and were able to acquire approximately $179,000 worth of services in exchange for stock. During the three months ended March 31, 2004 we used $152,927 in capital to fund operations, we used $202,482 to pay principal payments on notes payable, we invested $51,448 in further development of the Pxpert Revenue Management System software, we used $150,000 for the acquisition of Singer MedScript and we used $100,000 as a down payment on the purchase of Cancer Care Network.

On April 28, 2004, we completed the private placement of $5.8 million of our common stock and warrants to certain purchasers. Of the funds received, approximately $600,000 was used to pay commissions relating to the financing, $650,000 was used to pay of our revolving credit facility, $4.0 million was used as the cash component of the purchase price of Cancer Care Networks, $100,000 was used for attorney and other fees associated with the transaction, and the balance was used for working capital purposes.

Due to numerous economic and competitive risks, any or all of which may have a material adverse impact upon our operations, there can be no assurance that we will be able to successfully generate significant revenues or achieve a level of profits which will permit us to stay in business. However, we believe cash generated from net revenues will be sufficient to fund all of our general and administrative expenditures for the next twelve months.

AUDITORS' OPINION EXPRESSES DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN

The independent auditors report on our December 31, 2003 financial statements included in this registration statement states that our recurring losses raise substantial doubts about our ability to continue as a going concern.

RECENT ACCOUNTING PRONOUNCEMENTS

On May 15, 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments; b) Financial instruments to repurchase an entity's own equity instruments; c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments; d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No.150 does not have a material impact on our financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. We do not hold any variable interest entities.

TRENDS, RISKS AND UNCERTAINTIES

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Common Stock.


                             DESCRIPTION OF BUSINESS

General History of the Business

PracticeXpert, Inc., a Nevada corporation, was incorporated under the name Engineering Services, Inc., on July 13, 1984. Subsequently, we went through a series of name changes and changes in our business activities. On November 27, 2000, we changed our name to Thaon Communications, Inc. As Thaon Communications, Inc., we acquired and/or started a number of media and communications businesses, all of which were ultimately discontinued or sold.

On April 11, 2003, we entered into a stock purchase agreement with Practice Xpert Services Corp., a California corporation. Pursuant to the Purchase Agreement, which closed on April 11, 2003, we purchased 92% of the outstanding common stock of Practice Xpert Services Corp. in exchange for newly issued shares of our common stock and shares of our Preferred Series C stock to former owners of Practice Xpert Services Corp. As a group, the former owners of Practice Xpert Services Corp. received 7,670,5965 (post split) shares of common stock and 1,845,000 shares of Preferred Series C stock, constituting 72.75% of our voting securities. As a condition of the Purchase Agreement, on April 11, 2003, the officers of Thaon Communications, Inc. resigned and the board of directors appointed officers of Practice Xpert Services Corp. as Thaon Communications, Inc.'s officers.


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

On June 27, 2003, we entered into a stock purchase agreement for the sale of all of the issued and outstanding stock of the Clover, Inc., to a former member of Thaon Communication, Inc.'s Board of Directors. Pursuant to the Agreement, we sold 100% of the outstanding stock of the Clover, Inc., for consideration of 100,000 shares of our common stock owned by him. Clover, Inc. was the only remaining operating subsidiary of the Thaon business units.

On or about July 15, 2003 we filed a revision to our articles of incorporation with the State of Nevada and changed our name from Thaon Communications, Inc. to PracticeXpert, Inc. so that our name would better reflect our primary business.

On July 31, 2003, we acquired all of the outstanding stock of Healthcare Billing Solutions, Inc., Great Falls, Montana, a small medical billing and practice management company operating in the Great Falls area, for 10,000 shares of our common stock and the assumption of a $10,000 note.

On September 10, 2003, we entered into a stock transfer agreement to transfer 100% of our holdings in PTS, Castpro.com and PTD to Future Options, Inc. Future Options, Inc. assumed all obligations of these entities. These subsidiaries were all non-operating subsidiaries and relate to our former discontinued business operations.

On September 30, 2003, we purchased the remaining 8% of the outstanding common stock of Practice Xpert Services Corp. that we did not own by issuing 472,860 shares of our common stock and 111,736 shares of Preferred Series C stock to the remaining shareholders of Practice Xpert Services Corp.

On November 1, 2003, we acquired all of the outstanding stock of National Health Care Management Services, Inc., Buckhannon, West Virginia, a medical billing and practice management company providing services to physicians in West Virginia and surrounding states, for $150,000 worth of our common stock, $150,000 in cash and a $150,000 seller note payable over four years.

Recent Events

On March 1, 2004, a recently formed 100% owned subsidiary of PracticeXpert, PracticeXpert of Texas, Inc., acquired the business and related assets of Singer MedScript, a medical transcription company located in Houston, Texas, for $150,000 in cash and a $150,000 three year interest bearing seller note.

On April 28, 2004, we completed the private placement of $5.8 million of our common stock and warrants to certain purchasers. We sold 48,333,347 restricted shares of our common stock at a purchase price of $0.12 per share. The purchasers received five-year warrants to purchase 48,333,347 shares of common stock at an exercise price of $0.30 per share. H.C. Wainwright & Co. Inc., acted as the placement agent in connection with the foregoing private placement. H.C. Wainwright & Co. Inc., and its designees, received warrants to purchase 9,666,668 shares of common stock.

On April 29, 2004, we completed our acquisition of Cancer Care Network, Inc., an Oklahoma corporation, located in Oklahoma City, Oklahoma. Cancer Care Network, Inc. specializes in radiation and medical oncology billing and management. The acquisition was consummated by us, Practice Xpert Services Corp., and PracticeXpert of Oklahoma, Inc., wholly-owned subsidiaries of PracticeXpert, which entered into the Agreement for Purchase and Sale of Assets, as amended, with Cancer Care Network, Inc., to acquire substantially all of the assets and assume certain liabilities and obligations of Cancer Care Network, Inc., for a purchase price of $5,500,000. The purchase price consisted of a cash payment of $4,100,000 and the issuance of $500,000 in shares of common stock at the closing and the issuance of a promissory note for $900,000 which bears interest of six and one-half percent (6.5%) per annum and payable in 12 monthly installments of principal and interest commencing on April 25, 2004.

Business Overview

PracticeXpert, Inc. ("we", the "Company" or "PracticeXpert"), a Nevada corporation, a healthcare services and technology company, is in the business of providing "turn-key" administrative services to medical practitioners, including the development and deployment of systems, technologies and services designed to improve operational efficiencies, reduce billing errors and enhance cash flow. Our services revolve around our flagship Revenue

Management System, PXpert(TM), and include medical billing and accounts receivable management, practice management, transcription, consulting services and seminars. Where applicable, we bundle our technology applications with our billing and other practice management services to provide a complete and integrated solution to our physician customers. The PXpert system provides for data capture in the physician's office, utilizing a hand-held pocket pc, or other remote data capture device. Further, the data undergoes an electronic data review at point of entry, allowing for the immediate correction of input errors on medical claims data.

We completed beta testing of our system in early 2002 and subsequently embarked on a growth strategy under which we began acquiring independently owned medical billing service and practice management companies in what is a fragmented industry characterized by "mom and pop" operations. During 2002 we successfully completed two acquisitions (California and Idaho), and began the process of "creeping" our technology solutions into the existing customer base. We went public through a reverse merger in April, 2003 and began trading on the OTC Bulletin Board under the ticker symbol PXPT. In August, 2003, we completed the acquisition of a medical billing company in Montana and in November, 2003 we completed the acquisition of a medical billing company in West Virginia. In March, 2004 we completed the acquisition of Singer MedScript in Houston, Texas, and in May, 2004 we completed the acquisition of Cancer Care Network in Oklahoma City, Oklahoma.

To the medical practitioner, adopting PXpert is financially attractive as there is no additional cost to the user and using the system has a positive impact on cash flow. Customers of the acquired companies have been receptive to adopting the new technology, and as a result at June 20, 2004 we had successfully deployed, and had in use in a variety of medical settings, approximately 60 hand-held devices operating our PXpert Revenue Management System. The financial impact to us of having our customers adopt the PXpert system is significant. Medical billing is basically an outsourced labor business, with labor and labor related costs accounting for between 70% and 80% of all expenses. Of that, up to 35% of labor is directly tied into basic data entry and error correction from paper encounter forms submitted by the medical practitioner. For those customers using a hand-held or other remote input device the data entry function known as "charge-entry" is eliminated, as are a majority of the coding errors, thus providing immediate and substantial savings in labor costs, and freeing up employees to focus on problem solving and collections. Additionally, as a competitive strategy, a portion of this labor savings can be passed on to the medical practitioner as a further incentive to use the technology.

We are continuing on our plan of acquiring medical billing and related services companies and continue with the process of creeping our technology into our customer base. We are currently in varying stages of negotiations to acquire a number of additional companies. We anticipate future growth will come from a combination of the continuation of our acquisition strategy, and from new business generated through both our corporate and divisional sales and marketing initiatives.

Markets and Competition

The outsourced medical billing and practice management industry is a multi-billion dollar industry servicing a growing number of physicians who contract with outsourced service providers. There are approximately 700,000 licensed physicians in the United States. Of particular interest to us are the over 200,000 community-based specialists in the United States because specialists tend to bill substantially more than general practitioners, and specialists tend to deal with more complex insurance and Medicare rules, making their need for competent and knowledgeable billing so much the greater.

We market our services to physicians and physicians groups throughout the United States through our operating divisions, and through our corporate new business development team. Our operating divisions market our services through seminars, conferences, consultations and referrals. Our corporate new business development team markets our services through strategic relationships with other healthcare providers, with organizations that provide other services to our target customer base and through a network of independent referral sources..

The industry is fragmented, characterized by thousands of small "mom and pop" operations. We believe that a significant reason for the fragmentation is the fact that medical billing is labor intensive, thus building a large medical billing company, without the introduction of labor saving technology, does not provide economies of scale. The outsourced physician services industry is highly competitive. We compete with other medical billing and practice management services companies, both large and small, and with practice management software providers that sell their software to physician customers who would rather perform these business functions in-house as opposed to outsourcing.

However, we believe that our strategy of bundling our leading edge technology solutions with our core billing expertise provides us with significant competitive advantage. Our services appeal to those physicians who do not want to invest the time and capital in purchasing practice management systems and hiring staff to operate those systems. And for those physicians who use our PXpert system, they will be paid more quickly and more accurately, than if they were to use the services of our paper-based competitors. Further, as our PXpert system eliminates a substantial portion of the labor associated with data entry and error correction, we can provide services to physicians at a lower cost than our competitors.

Products and Services

We stratify our service offerings into five products; the PXpert Revenue Management System, transcription, practice management, consulting and seminars.

We have developed a revenue management system (medical billing and accounts receivable management), called PXpert, which automates and streamlines data capture, billing, and documentation for medical providers. The system provides for data capture in the physician's office through a hand-held pocket pc or other remote data capture device. Through customizable, specialty-focused templates, physicians can electronically complete a patient encounter form and dictate notes from patient visits. The specialty-focused templates are embedded with thousands of local payer and medical policy rules to reduce the frequency of rejected claims as well as ensure that the appropriate diagnosis code (disease classification) and procedure codes (treatments performed) are selected. The revenue management software is a considerable benefit for physicians as they may lose thousands of dollars per month due to inaccurate coding and lost charges. Additionally, PXpert can significantly reduce or eliminate the need for a manual review and redundant administrative activities by the billing manager, nurse, or physician. PXpert bundles our proprietary software delivered over a hand-held platform, with our extensive knowledge of medical billing. However, for those physicians not interested in using hand-held technology, we can still provide a top-quality traditional, paper-based billing solution.

In addition to medical billing and accounts receivable management, we also offers more complete practice management services to physicians, which may include such activities as contract negotiation, credentialing, accounting, payroll, purchasing, and human resources. Typically the services to be provided are client specific, based upon that client's particular needs in his or her medical practice.

We also provide transcription services to physicians. Physicians are required to maintain notes in the patient's file relating to the treatment, diagnosis and observations of the physician as to the patient's condition. Historically, physicians would maintain such notes longhand. Today, many physicians dictate their notes into a recording device. The files on the recording device are transmitted to transcribers, who type the information into a word-processing document, and return the typed information to the physician for inclusion in the patient's records.

We provide a variety of consulting services to physicians, including such activities as analyzing current work flow to uncover inefficiencies, auditing current billing procedures to identify errors or problems, assisting with office design and layout and setting up new physician practices.

Another service we provide is educational seminars. These seminars are designed for physicians and their staff who do not use outsourced billing, but do their billing internally. We utilize our core expertise in medical billing to generate revenue from these seminars, but in addition, we utilize seminars as a marketing tool for introducing our products and services to potential customers.

Our services are typically provided to our physician customers under service agreements that range from one to three years and typically renew automatically. We charge physicians for our PXpert(TM) Revenue Management System a percentage of the physician billings that we collect on their behalf. Typical services rates are in the range of 7% to 8% of collections, are competitive with the market, and may be higher or lower depending upon the breadth of services being provided and the complexity of the billing operations. Other services, such as transcription, practice management, consulting and seminars are charged at industry competitive rates.

Healthcare Industry

Our business is affected by the general trends in the healthcare industry. As healthcare costs have risen over the years, increasing focus has been placed upon the costs associated with the delivery of healthcare. Consequently, payers such as insurance companies and Medicare have embarked on programs to limit or even reduce reimbursement to medical practitioners. These changes have increased the demand for products and services, such as ours, that assist medical practitioners in dealing with the complexity of medical billing and reimbursement, while allowing them more time to focus on quality of care for their patients.

Governments and private payers have developed initiatives to reduce payments for healthcare services, all of which may affect our revenues, as our revenues are typically based upon what we are able to collect for our physician customers. Further, to the degree that payers increase the complexity of the billing and payment process, we may experience increased costs related to the providing of our services.

Government regulations and standards for electronic transactions, privacy and information security issued under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") are major issues in the healthcare industry, and are a major concern to us. Although we do not expect the cost of complying with HIPAA to have a material effect on our operations, these regulations may require us to enhance or revise our products and services, and how we deliver them. They may also create additional demand for our services as medical practitioners struggle to deal with these regulations.

Regulations

Healthcare and Privacy Related Legislation

PracticeXpert and our customers are subject to extensive and frequently changing federal and state healthcare laws; a broad range of complex regulations; programs to combat fraud and abuse; and increasing restrictions on reimbursement for healthcare services. Each of the major federal healthcare payment programs (Medicare, Medicaid and TRICARE) has its own set of complex and sometimes conflicting regulations. Additional regulations have been mandated by the Balanced Budget Act and HIPAA, and a number of states have also imposed significant regulatory programs applicable to billing and payment for healthcare services. Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental change. Potential reform legislation may include:

     o    mandated basic healthcare benefits;

     o   controls on healthcare  spending  through  limitations on the growth of
         private   health   insurance   premiums   and   Medicare  and  Medicaid
         reimbursement;

     o   the creation of large insurance purchasing groups;

     o   fundamental changes to the healthcare delivery system;

     o FTC enforcement actions of existing privacy laws relating to the Internet;

     o   Medicare or Medicaid prescription benefit plans;

     o   state licensing requirements; or

     o   patient protection initiatives.

HIPAA

Several state and federal laws govern the collection, dissemination, use and confidentiality of patient healthcare information. The federal Health Insurance Portability and Accountability Act of 1996 ("HIPAA") was signed into law on August 21, 1996. HIPAA was designed to improve the efficiency and effectiveness of the healthcare system by standardizing the interchange of electronic data for
certain   administrative   and  financial   transactions   and  to  protect
the confidentiality of patient information. Multiple regulations have, and will continue to be promulgated from this revolutionary legislation.

Healthcare Fraud and Abuse

The federal government has maintained a significant emphasis on the prevention of healthcare fraud and abuse. Pursuant to the False Claims Act, the Medicare and Medicaid Patient and Program Protection Act of 1987 and HIPAA, the federal government has statutory authority to impose both civil and criminal sanctions and penalties for submission of false claims to governmental payers. Civil monetary penalties of up to $50,000 per offense may be imposed, as well as exclusion from participation in Medicare and other governmental healthcare programs. In addition, the False Claims Act allows a private party to bring a "qui tam" or "whistleblower" suit alleging the filing of false or fraudulent Medicare or Medicaid claims or other violations of the statute and to share in any damages and civil penalties paid to the government. The U.S. Health Care Financing Administration ("HCFA") also offers rewards for information leading to recovery of Medicare funds, and HCFA has begun to engage private contractors to detect and investigate fraudulent billing practices.

Privacy Compliance

HIPAA's Privacy Rule imposes extensive requirements on healthcare providers, healthcare clearinghouses and health plans. These "Covered Entities" must implement standards to protect and guard against the misuse of individually identifiable health information. [Certain functions of PracticeXpert have been or may be deemed to constitute a clearinghouse as defined by the Privacy Rule. However, in many instances, we also function as a "Business Associate" of its health plan and provider customers.] Among other things, the Privacy Rule requires us to adopt written privacy procedures, adopt sufficient and reasonable safeguards and provide employee training with respect to compliance. The deadline for compliance with the privacy aspects of HIPAA was April 14, 2003. Although we have undertaken several measures to ensure compliance with the privacy regulation by the deadline and believe that we are in compliance, the privacy regulations are less definitive than other HIPAA regulations, are broad in scope, and will require constant vigilance for ongoing compliance.

We also may be subject to state privacy laws, which may be more stringent than HIPAA in some cases.

Transaction and Code Sets Compliance

HIPAA also mandates the use of standard transactions for electronic claims and other certain healthcare transactions. HIPAA specifically designates clearinghouses (including us and other financial network operators) as the compliance facilitators for healthcare providers and payers. On August 17, 2000, the U.S. Department of Health and Human Services published final regulations to govern eight of the most common electronic transactions involving health information. Under a revised bill passed by the U.S. Congress, the deadline for the transaction and code sets aspects of HIPAA was extended to October 16, 2003, provided that a formal request for extension and plan for compliance was submitted by October 16, 2002. However, covered entities, including PracticeXpert and our physician and payer customers, are permitted to continue to process non-compliant transactions after October 16, 2003 so long as that covered entity is compliant with the "contingency planning" guidelines provided by the Center for Medicare and Medicaid Services. A substantial number of our transactions on behalf of our physician and payer customers are currently being processed in a non-HIPAA compliant manner in accordance with our contingency plan.

Security Compliance

HIPAA's Security Rule imposes standards for the security of electronic protected health information and was finalized on February 20, 2003. The effective date for the Security Rule is April 20, 2005. We have long-standing implemented physical, technical and administrative safeguards for the protection of electronic protected health information. However, additional assessments and product and systems remediation is expected to occur before the compliance date. The Security Rule has also introduced the concept of an addressable implementation standard which will require ongoing vigilance to ensure that employed safeguards are sufficient given current technology capabilities and threats and reasonable industry expectations.

Identifiers and Future HIPAA Regulations

Because some HIPAA regulations, including some various national identifiers, have yet to be issued or implemented, and because even final HIPAA regulations may be subject to additional modification or amendment, our products may require modification in the future. If we fail to offer solutions that permit compliance with applicable laws and regulations, our business could suffer.

Patient/Consumer Protection Initiatives

State and federal legislators and regulators have proposed initiatives to protect consumers covered by managed care plans and other health coverage. These initiatives may result in the adoption of laws related to timely claims payment and review of claims determinations. These laws may impact the manner in which we perform services for our clients.

Summary

We have a well-established compliance program modeled after the Office of Inspector General's ("OIG") Compliance Program Guidance for Third-Party Medical Billing Companies that is designed and maintained to detect and prevent regulatory violations. We believe our compliance program is effective. However, a compliance program cannot be expected to provide absolute assurance of compliance with the law. The existence of an effective compliance program, though, may reduce the severity of civil and criminal sanctions for certain healthcare related offenses.

While we believe our operations are in material compliance with all federal and state health care regulations governing medical billing as currently interpreted, the regulatory environment in which we operate may change significantly in the future, which could restrict our existing operations, expansion, financial condition, or opportunities for success. We anticipate that Congress and state legislatures will continue to review and assess alternative healthcare delivery systems and payment methods, as well as Internet and healthcare privacy legislation, and that public debate of these issues will likely continue in the future. Because of uncertainties as to these reform initiatives and their enactment and implementation, we cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on us.

Research and Development

The PXpert Revenue Management System is fully developed, operational, deployed and being used for and paid for by our customers. As with any product that has as its base a software component, ongoing product maintenance is required to ensure the PXpert system functions properly and delivers value to our customers. While we intend to continue to fund, from operations, ongoing maintenance of, and enhancement to, the PXpert system, we do not project the need to raise capital to fund research and development costs during the next twelve months.

Employees

As of June 30, 2004, we had a total of 143 employees employed full-time and 22 independent workers engaged on a subcontract basis. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. As we continue to expand, we will incur additional cost for personnel. This projected increase in personnel is dependent upon the levels of revenue we generate.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of our executive officers AND directors.


NAME                  AGE    POSITION
----                  ---    --------
Jonathan Doctor        41    President, Chief Executive Officer and Director
Michael Manahan        48    Chief Financial Officer and Director
Zima Hartz             42    Executive Vice President, Secretary and Director
Monica Dedovich        69    Director
Joseph Simone          68    Director

JONATHAN DOCTOR serves as our President, Chief Executive Officer, and a Director. Mr. Doctor also serves as chairman, president, and chief executive officer for Practice Xpert Services Corp. , a company he co-founded in August 2001. From December 2000 to July 2001, Mr. Doctor was a director at Parkstone Medical Information Systems. From August 1999 to November 2001, he was president of Care Delivery Solutions Corporation. Prior to that, Mr. Doctor served as vice-president, Systems Development of Salick Health Care Inc. from July 1997 to May 2000. He holds a B.A. from the University of Pennsylvania, an M.Ph. from Yale University School of Medicine and an M.B.A. from the USC Graduate School of Business.

MICHAEL MANAHAN serves as our Chief Financial Officer and a Director. Mr. Manahan has served as chief financial officer of Practice Xpert Services Corp. since September 2001. Mr. Manahan is also president of Magnum Financial Group, LLC, a non-active company he co-founded in April 1998, that provided financial advisory and consulting services to emerging growth companies. Prior to Magnum, Mr. Manahan held a variety of financial and operational positions in a diversified group of companies. Mr. Manahan is a graduate of the British Columbia Institute of Technology and holds an M.B.A. from Pepperdine University.

In February 2002, the Securities and Exchange Commission filed a civil action for violations of federal securities laws against a public entity and certain of its shareholders and officers, and against Mr. Manahan and his company, Magnum Financial Group, LLC, which had been providing investor relations services to the public company. On or about February 15, 2002, Mr. Manahan and Magnum consented to entry of a permanent injunction, enjoining them from future violations of the antifraud provisions of the securities laws, and a permanent injunction was entered on February 27, 2002. Magnum subsequently established a policy of independently verifying all information provided to it by client companies for publication and/or general distribution.

ZIMA HARTZ serves as our Executive Vice-President, Secretary and a DIRECTOR. Mr. Hartz is executive vice president of product development for Practice Xpert Services Corp. Prior to co-founding Practice Xpert Services Corp. in August 2001, Mr. Hartz held key management positions and was responsible for development and operations of large software products in the healthcare field, serving as a director for Parkstone, Inc. from December 2000 to July 2001; executive vice president of Care Delivery Solutions Corporation from August 1999 to November 2001; and served as senior director of software product development for Salick Healthcare's technology unit from January 1998 to July 2000. Ms. Hartz holds an M.B.A. from Pepperdine University and a B.S. in Math and Computer Science from UCLA.

MONICA DEDOVICH serves as a Director. Ms. Dedovich is a frequent speaker and guest lecturer on physician reimbursement in the New York Metropolitan Region and New England. Ms. Dedovich is one of the original founders of the New York State and Massachusetts State Oncology Societies. Ms. Dedovich served as President of Healthcare Administrative Management from 1997 to March 2001. Since March 2001, she has served as a director of Practice Xpert Services Corp.

JOSEPH SIMONE is a Director. Dr. Simone is the clinical director emeritus of the Huntsman Cancer Institute and professor emeritus of pediatrics and medicine at the University of Utah School of Medicine. Dr. Simone also served as assistant vice-president for cancer programs at the University of Utah. From 1992 to 1996, Dr. Simone served as physician-in-chief of the Memorial Sloan-Kettering Cancer Center in New York City. Before joining Memorial Sloan-Kettering, Dr. Simone he spent virtually his entire medical career at St. Jude Children's Research Hospital in Memphis, Tennessee, where he joined the staff in 1967. In his years there, Dr. Simone was engaged in clinical research efforts to improve therapy for children with cancer and he played a leadership role in the development of curative treatments for childhood leukemia and lymphoma. Dr. Simone also served as chief executive officer of St. Jude from 1983 to 1992. Previously, Dr. Simone served as medical director and chairman of the National Comprehensive Cancer Network. Dr. Simone served for six years as a member of the Board of Scientific Advisors of the National Cancer Institute (NCI) and is chairman of the National Cancer Policy Board of the Institute of Medicine. Dr. Simone also serves on the external committees of nine NCI-designated cancer centers. Dr. Simone received his medical degree from the Stritch School of Medicine at Loyola University in Chicago in 1960. Dr. Simone completed his residency in internal medicine at Presbyterian-St.Luke's Hospital and was a fellow in pediatric hematology at the University of Illinois Research and Educational Hospitals, both also located in Chicago.

                             EXECUTIVE COMPENSATION

Employment Agreements

We have executive employment agreements with our chief executive officer, chief financial officer and executive vice president. These employment agreements are for a period of three years, beginning December 31, 2003. All three employment agreements provide for a salary based on our revenues, as follows:

        REVENUE RUN RATE          ANNUAL SALARY RATE
        ----------------          ------------------
        $   3.8 million             $   52,000
            5.0 million                 62,737
           10.0 million                114,105
           15.0 million                154,105
           20.0 million                182,737
           25.0 million                200,000

All three employment agreements provide for stock options as follows:

500,000 options at a purchase price of $0.75 per share, vesting 25% upon signing of the employment agreements, and 25% on each anniversary date of the employment agreements, until fully vested.

The employment agreements also provide that the employment agreements may be terminated by the employee, at the employee's discretion, if there is more than 50% change in our ownership, or a substantive change in control or our management. In such case, the employee may terminate the employment agreement and will be entitled to a lump sum payment from us of $1,000,000.

No compensation in excess of $100,000 per year was awarded to, earned by, or paid to any of our executive officers during the last three completed fiscal years. The following table provides summary information for the years 2003, 2002 and 2001 concerning cash and non-cash compensation paid or accrued by us to or on behalf of our chief executive officers.

                                                     SUMMARY COMPENSATION TABLE

-------------------- ------ ------------------------------------------------ -------------------------------------------------------
                                          Annual Compensation                                Long Term Compensation
-------------------- ------ ------------------------------------------------ -------------------------------------------------------
Name and Principal   Year     Salary ($)      Other Annual     Restricted      Securities         Awards LTIP          Payouts
Position                                      Compensation                     Underlying           Payouts           All other
                                                Bonus ($)         Stock       Award(s) ($)     Options/SARs (#)    compensation ($)
-------------------- ------ ---------------- ---------------- -------------- ---------------- -------------------- -----------------
Jonathan Doctor      2003           $30,500                -     $9,739 (3)                -              125,000                 -
-------------------- ------ ---------------- ---------------- -------------- ---------------- -------------------- -----------------
President
-------------------- ------ ---------------- ---------------- -------------- ---------------- -------------------- -----------------
CEO
-------------------- ------ ---------------- ---------------- -------------- ---------------- -------------------- -----------------
Adam Anthony         2003                 -                -              -                -                    -                 -
-------------------- ------ ---------------- ---------------- -------------- ---------------- -------------------- -----------------



-------------------- ------ ------------------------------------------------ -------------------------------------------------------
                                          Annual Compensation                                Long Term Compensation
-------------------- ------ ------------------------------------------------ -------------------------------------------------------
Name and Principal   Year     Salary ($)      Other Annual     Restricted      Securities         Awards LTIP          Payouts
Position                                      Compensation                     Underlying           Payouts           All other
                                                Bonus ($)         Stock       Award(s) ($)     Options/SARs (#)    compensation ($)
-------------------- ------ ---------------- ---------------- -------------- ---------------- -------------------- -----------------
CEO                  2002       $72,000 (2)                -    $19,600 (1)                -                    -
-------------------- ------ ---------------- ---------------- -------------- ---------------- -------------------- -----------------
                     2001       $72,000 (2)                -              -                -                    -
-------------------- ------ ---------------- ---------------- -------------- ---------------- -------------------- -----------------


Footnotes to Executive Compensation:

1. On February 6, 2002, 600,000 shares of Common Stock were issued for services to the Board of Directors for the period from January 3, 2001, to June 30, 2002, at $.02 per share for a total value of $12,000; on March 16, 2002, 288,462 shares of Common Stock were issued in lieu of automobile allowance at $.02 per share for a total value of $6,000; on July 8, 2002, 200,000 shares of Common Stock were issued for services to the Board of Directors for the period from July 1, 2002, to December 31, 2002, at a price of $.008 for a total value of $1,600.

2. On October 1, 2002, 130,638 shares of Series B Preferred Stock were issued in lieu of cash for deferred salary and housing allowance for the period from January 3, 2001, to October 1, 2002, at $.75 per share for a total value of $100,979.

3. On July 31, 2003, 8,619 shares were issued for services as a member of the Board of Directors.

Compensation of Directors

All directors are entitled to receive 10,000 shares of our restricted common stock per quarter of service to the board. All directors are reimbursed for out-of-pocket expenses incurred in connection with our business. No shares have been issued for services of directors for the calendar year 2004.

Option/SAR Grants in Last Fiscal Year - Individual Grants


------------------------- ---------------------- ----------------------- ---------------------- -------------
Name                      Number of Securities   % of Total              Exercise or Base       Expiration
                          Underlying             Options/SARs Granted
                          Options/SARs Granted   to Employees in
                          (#)                    Fiscal Year             Price ($/Sh)           Date
------------------------- ---------------------- ----------------------- ---------------------- -------------
Jonathan Doctor                         125,000                     33%               $0.75/Sh    12/31/2009
------------------------- ---------------------- ----------------------- ---------------------- -------------



                             DESCRIPTION OF PROPERTY

Our principal executive office is leased and is located in Toluca Lake, California. These offices are shared with one of our operating subsidiaries. The lease for that office expires in December, 2009. In addition to our principal office, we operate nine other business offices located in Tennessee, Virginia, West Virginia, Idaho, Montana, Oklahoma and Texas. All of the other facilities are leased at market rates from non-affiliates with expiration dates that vary through October, 2007. Although the facilities vary in terms of age and condition, management believes that these facilities have generally been well maintained and are adequate for current operations.

                                LEGAL PROCEEDINGS

From time to time, we become involved in various lawsuits, claims and proceedings related to the conduct of our business. While we cannot predict the outcome of any lawsuit, claim or proceeding, our management does not believe that the disposition of any pending matters is likely to have a material adverse effect on our financial condition or liquidity. The resolution in any reporting period of one or more of these matters, however, could have a material adverse effect on the results of operations for that period.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 30, 2004, certain information regarding the beneficial ownership of our common stock by:

(1) Each person who is known us to be the beneficial owner of more than 5% of the common stock,
(2)  Each of our director and executive officers and
(3)  All of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.


Name and Address of                      Shares Beneficially   Percentage of Shares
Beneficial Owner                         Owned    (1)          Outstanding
---------------------------------------- --------------------- ---------------------------
Jonathan Doctor                                    10,368,304                       9.26%
4130 Cahuenga Blvd., Suite 215
Toluca Lake, CA  91602
---------------------------------------- --------------------- ---------------------------
Zima Hartz
4130 Cahuenga Blvd., Suite 215                     10,359,985                       9.25%
Toluca Lake, CA  91602
---------------------------------------- --------------------- ---------------------------
Monica Dedovich
4130 Cahuenga Blvd., Suite 215                      9,579,186                       8.55%
Toluca Lake, CA  91602
---------------------------------------- --------------------- ---------------------------
Michael Manahan
4130 Cahuenga Blvd., Suite 215                      6,543,365                       5.84%
Toluca Lake, CA  91602
---------------------------------------- --------------------- ---------------------------
Joseph Simone
4130 Cahuenga Blvd., Suite 215                         79,328                           *
Toluca Lake, CA  91602
---------------------------------------- --------------------- ---------------------------
Renn Capital Group, Inc.
8080 N. Central Expressway
Suite 210, LB-59                                   16,666,667                      14.88%
Dallas, TX  75206
---------------------------------------- --------------------- ---------------------------
Barron Partners, LP730 5th Avenue,
Suite 941                                          18,333,334                      16.37%
New York, NY  10019
---------------------------------------- --------------------- ---------------------------
Total ownership by our officers and                36,693,558                      32.99%
directors as a group
---------------------------------------- --------------------- ---------------------------



Footnotes:

*    Less than one percent (1%).

1. The number of shares and percentage of class beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Our common stock is listed on the NASDAQ OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "PXPT". On June 30, 2004, the last trade price as reported by the Over-the- Counter Bulletin Board was $0.28. As of June 30, 2004, we believe there were approximately 225 holders of record of our common stock.


                            DESCRIPTION OF SECURITIES

Stock Split

On January 10, 2003, we executed a 50 to 1 reverse stock split for all shareholders of record as of January 9, 2003. On July 21, 2003, we executed a 20 to 1 reverse stock split for all shareholders of record. All shares and per share data have been retroactively restated to reflect these stock splits.

Common Stock

Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock, $0.001 par value per share. Of this amount, 111,999,465 are currently issued and outstanding. The following description is a summary of our capital stock and contains the material terms of the capital stock. Additional information can be found in our Articles of Incorporation and Bylaws.

Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our shareholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

Preferred Stock

On October 17, 2001, we filed a Certificate of Designation to change the issuance of preferred stock. We are authorized to issue 50,000,000 shares of preferred stock, of which 8,000,000 will have a par value of $1.00 (3,000,000 shares of Series 6% A convertible Series, 2,000,000 shares of Series 8% B convertible Series and 3,000,000 shares of Series 6% D convertible Series) and 42,000,000 will have a par value of $0.001. 2,000,000 shares of Series C, E and Series F Preferred Stock, each, were designated with a value of $0.001. Remaining shares in the category have not been designated through this date.

The Series A Convertible Preferred Stock, at the option of the holder thereof, is convertible into fully paid shares of common stock, equal to the par value of the Series A Convertible Preferred Stock being converted plus accrued and unpaid dividends, divided by closing market price of the common stock, subject to a maximum of 6,000,000 shares of common stock. The Series A Convertible Preferred Stock is redeemable by us at any time at the rate of $1.00 plus accrued and unpaid dividends. Upon receipt of notice of redemption, the holders of Series A Convertible Preferred Stock will have 30 days to convert Series A Convertible Preferred Stock into common stock. The holders of Series D Convertible Preferred Stock shall be entitled to receive the redemption before the holders of common stock. The holders of the Series A Convertible Preferred Stock are entitled to receive dividends at the rate of 6% per annum payable yearly in shares of our common stock. The Series A Convertible Preferred Stock shall have the full voting rights.

The Series B Convertible Preferred Stock, at the option of the holder thereof, is convertible into fully paid shares of common stock, on the basis of 10 shares of common stock for each one share of Series B Convertible Preferred Stock being converted plus accrued and unpaid dividends. The Series B Convertible Preferred Stock is redeemable by us at any time at the rate of $1.00 plus accrued and unpaid dividends. The holders of Series B Convertible Preferred Stock shall be entitled to receive the redemption before the holders of common stock. The holders of the Series B Convertible Preferred Stock are entitled to receive dividends at the rate of 8% per annum payable yearly in shares of our common stock. The Series B Convertible Preferred Stock shall have the full voting rights and shall vote 10 votes per share of Series B Convertible Preferred Stock held.

The Series C Convertible Preferred Stock is entitled to receive 6% per annum dividend, in preference to any other class. Series C Convertible Preferred Stock, at the option of the holder thereof, is convertible into 15 shares of common stock. The holders of Series C Convertible Preferred Stock shall be paid out of our assets prior and in preference to any payment or distribution out of assets to the holders of the common stock or any other class or series of our capital stock but subordinate to any dividend preference of our Series A, D, E and F Preferred shares in amount per share equal to $1.00 plus all declared but unpaid dividends on such shares to the date fixed for distribution. The holders of Series C Convertible Preferred Stock shall have the voting rights such holder's shares of Series C Convertible Preferred Stock are converted into shares of common stock at which time the holder shall have the voting rights of the holders of common stock shares.

The Series D Convertible Preferred Stock is entitled to receive 6% per annum dividend, in preference to any other class. Series D Convertible Preferred Stock, at the option of the holder thereof, is convertible into fully paid shares of common stock, equal to the par value of the Class D Convertible Preferred Stock being converted plus accrued and unpaid dividends, divided by 95% of the market price of the common stock. The Series D Convertible Preferred Stock is redeemable by us at any time at the rate of $1.00 plus accrued and unpaid dividends. The holders of Series D Convertible Preferred Stock shall be entitled to receive the redemption before the holders of any other series of preferred stock and common stock. Upon receipt of notice of redemption, the holders of Series D Convertible Preferred Stock will have 30 days to convert Series D Convertible Preferred Stock into common stock. The Series D Convertible Preferred Stock shall have the full voting rights and shall be entitled to vote 25 votes per each share.

The Series E Convertible Preferred Stock, at the option of the holder thereof, is convertible into fully paid shares of common stock, equal to two shares of common stock for each one share of Series E Convertible Preferred Stock being converted, plus accrued and unpaid dividends. The Series E Convertible Preferred Stock is redeemable by us at any time at the rate of $1.25 plus accrued and unpaid dividends. The holders of Series E Convertible Preferred Stock shall be entitled to receive the redemption before the holders of common stock. The holders of the Series E Convertible Preferred Stock are entitled to receive dividends at the rate of 8% per annum payable yearly in shares of our common stock. The Series E Convertible Preferred Stock shall have the full voting rights and shall be entitled to vote two votes for each one share of Series E Convertible Preferred Stock held.

The Series F Convertible Preferred Stock, at the option of the holder thereof, is convertible into fully paid shares of common stock, equal to 10 shares of common stock for each one share of Series F Convertible Preferred Stock being converted, plus accrued and unpaid dividends. The Series F Convertible Preferred Stock is redeemable by us at any time at the rate of $1.25 plus accrued and unpaid dividends. The holders of Series F Convertible Preferred Stock shall be entitled to receive the redemption before the holders of common stock. The holders of the Series F Convertible Preferred Stock are entitled to receive dividends at the rate of 8% per annum if paid in cash and 12% per annum if paid in common stock. The Series F Convertible Preferred Stock shall have the full voting rights and shall be entitled to 10 votes per share.

The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. We intend to furnish holders of our common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

                           DESCRIPTION OF THE WARRANTS

Common Stock Warrants

We have issued common stock warrants exercisable into 48,333,347 shares of common stock at $0.12 per share. The common stock warrants have a five (5) year term and at no time may a holder exercise its warrant if it would cause such holder's ownership to exceed 4.99% of our common stock outstanding at the time of exercise. Notwithstanding anything to the contrary set forth in the preceding sentence, the foregoing limitations are not applicable to the warrants issued beneficially owned by Renn Capital Group, Inc. and Barron Partners LP.

Beginning 180 days following the effective date of this prospectus, if the closing bid price of our common stock exceeds $0.65 for a period of 10 consecutive trading days, upon notice to the warrant holders, up to half of the Warrants may be redeemed by us at $0.10 per warrant

Placement Agent Warrants

We have issued and outstanding placement agent warrants exercisable into 1,998,574 shares of common stock at $0.12 per share and 1,998,574 shares of common stock at $0.30 per share, or an aggregate amount of 3,997,148 warrants. The warrants are exercisable after the date of issuance and shall expire five
(5) years after the date of issuance, unless extended by us. The warrants include a cashless exercise provision and are non-redeemable. The warrants are transferable at the placement agent's discretion.

Transfer Agent

The transfer agent for the common stock is First Global Stock Transfer, 7341 W. Charleston Blvd., Suite 130 Las Vegas, Nevada 89117, and its telephone number is
(702) 656-4919.

  DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as well as our by-laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Nevada, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of PracticeXpert, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

      ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

Authorized and Unissued Stock

The authorized but un-issued shares of our common and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.

                                     EXPERTS

The financial statements of PracticeXpert incorporated herein have been so incorporated in reliance upon the report of Kabani & Co., Inc., independent certified public accountants, given upon their authority as experts in auditing and accounting (which contains an explanatory paragraph regarding PracticeXpert's ability to continue as a going concern).

                                  LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Law Offices of Michael H. Hoffman, P.A., Boca Raton, Florida.


                              AVAILABLE INFORMATION

We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to PracticeXpert, Inc., and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at PracticeXpert, Inc., 4130 Cahuenga Boulevard, Suite 215, Toluca Lake, California 91602, Attention: Michael Manahan, Chief Financial Officer. We will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       FINANCIAL STATEMENTS AND SCHEDULES
                  DECEMBER 31, 2003 AND 2002 AND MARCH 31, 2004

                         FORMING A PART OF ANNUAL REPORT
                 PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

                               PRACTICEXPERT, INC.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
PracticeXpert Inc.
(Formerly, Thaon Communications, Inc.)

We have audited the accompanying consolidated balance sheets of PracticeXpert Inc. (Formerly, Thaon Communications, Inc), a California corporation and subsidiaries (the "Company") as of December 31, 2003 and 2002 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PracticeXpert, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $7,634,312 including the total shareholders' deficit amount of $466,911 on December 31, 2003. These factors as discussed in Note 16 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 16. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
April 9, 2004

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003


                                     ASSETS

CURRENT ASSETS:
    Cash & cash equivalents                                                 $    71,017
    Prepaid expenses                                                            104,854
    Accounts receivable, net                                                    333,999
    Other current assets                                                            618
                                                                            -----------
           Total current assets                                                 510,488

PROPERTY AND EQUIPMENT, NET                                                     184,071

OTHER ASSETS
    Deposits                                                                      7,235

INTANGIBLES:
    Software, net                                                               398,365
    Client lists, net                                                         1,724,559
                                                                            -----------
                                                                            $ 2,824,718
                                                                            ===========


    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts payable & accrued expenses                                     $   747,566
    Notes payable - related party                                               162,924
    Notes payable                                                               276,349
    Advances                                                                    422,781
    Other current liabilities                                                   180,275
    Dividends payable                                                           728,884
                                                                            -----------
           Total current liabilities                                          2,518,779

Note Payable, related party - long term                                         253,616
Note Payable - long term                                                         19,234
Convertible note                                                                500,000

COMMITMENTS

STOCKHOLDERS' DEFICIT
    Preferred stock - unclassified, authorized shares
      36,000,000, none issued
    Preferred stock - Series A convertible 6%, $1 par value,
      authorized shares 3,000,000, issued and outstanding 1,650,000           1,650,000
    Preferred stock - Series B convertible 8%, $1 par
      value, authorized shares 2,000,000, issued and
      outstanding 197,783                                                       197,783
    Preferred stock - Series C convertible 6%, $.001 par value,
      authorized shares 2,000,000, issued and outstanding 1,983,736               1,984
    Preferred stock - Series D convertible 6%, $1 par value;
      authorized shares 3,000,000, issued and outstanding 100,000               100,000
    Preferred stock - Series E convertible 8%, $.001 par value;
      authorized shares 2,000,000, issued and outstanding 120,000                   120
    Preferred stock - Series F convertible 8%, $.001 par value;
      authorized shares 2,000,000, issued and outstanding 50,000                     50
    Common stock, $.001 par value; authorized shares 200,000,000;
      issued and outstanding 11,225,102                                          15,388
    Shares to be issued, 13,333 shares of Series F preferred stock, and
       42,286 shares of common stock                                             33,804
    Treasury Stock, 49,000 shares of common stock                              (285,000)
    Subscription receivable                                                     (35,000)
    Additional paid in capital                                                5,488,272
    Accumulated deficit                                                      (7,634,312)
                                                                            -----------
           Total stockholders' deficit                                         (466,911)

                                                                            $ 2,824,718
                                                                            ===========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                      CONSOLIDATED STATEMENTS OF OPERATION
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                             2003              2002
                                                        ------------      ------------
NET REVENUE                                             $  3,379,258      $  1,852,934

OPERATING EXPENSES                                         5,580,721         2,112,533
                                                        ------------      ------------

LOSS FROM OPERATIONS                                      (2,201,463)         (259,599)

Non-operating Income (expense):
      Gain on forgiveness of debt                                 --           302,779
      Net loss on legal settlement                           (30,630)               --
      Gain on sales of assets                                 32,361                --
      Impairment of client list                             (175,678)               --
      Impairment of fixed assets                             (25,727)               --
      Interest income                                          2,842             4,665
      Interest expense                                       (87,739)         (102,489)
                                                        ------------      ------------
      Total non-operating income (expense)                  (284,571)          204,955
                                                        ------------      ------------

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES       (2,486,034)          (54,644)

INCOME TAXES                                                   2,400             1,600
                                                        ------------      ------------

LOSS FROM CONTINUING OPERATIONS                           (2,488,434)          (56,244)

DISCONTINUED OPERATIONS
  Gain on disposal of subsidiaries, net                    3,433,069                --
                                                        ------------      ------------

NET INCOME (LOSS)                                            944,635           (56,244)

Dividend requirement for preferred stock                    (321,221)          (39,000)
                                                        ------------      ------------

NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS     $    623,414      $    (95,244)
                                                        ============      ============

BASIC WEIGHTED AVERAGE NUMBER OF
    COMMON STOCK OUTSTANDING*                              9,545,365         4,190,195
                                                        ============      ============

BASIC NET INCOME (LOSS) PER SHARE                       $       0.07      $      (0.02)
                                                        ============      ============

DILUTED WEIGHTED AVERAGE NUMBER OF
    COMMON STOCK OUTSTANDING*                             45,009,233         4,190,195
                                                        ============      ============

DILUTED NET INCOME (LOSS) PER SHARE                             0.01             (0.02)
                                                        ============      ============

* The basic and diluted net loss per share has been stated to retroactively effect 20:1 reverse split on July 21, 2003.


                     The accompanying notes are an integral
                part of these consolidated financial statements.

                          PRACTICEXPERT SERVICES CORP.
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                      PREFERRED STOCK                  COMMON STOCK
                                              ----------------------------      ---------------------------
                                               NUMBER OF                         NUMBER OF                       ADDITIONAL
                                                SHARES           AMOUNT           SHARES           AMOUNT      PAID IN CAPITAL
                                              -----------      -----------      -----------     -----------      -----------
BALANCE AT DECEMBER 31, 2001                           --               --           86,374          10,037               --

Recapitalization on acquisition                 4,102,697        3,934,826          476,339        (187,230)          10,000

Contribution by shareholers                            --               --               --         155,499               --

Reorganization                                  1,662,352               --        6,837,936              --               --

Acquisitions of HAMC                              205,108               --          843,691          24,438               --

Acquisition of KR Johnson                          49,310               --          202,831           5,875               --

Issuance of shares for cash                        41,966               --          172,622         200,000               --

200,000 shares of preferred
  stock to be issued in exchange
  for common stock issued                              --               --               --        (200,000)              --

Issuance of shares for settlement
  of debt                                         950,000          950,000               --              --               --

100,000 shares of common stock to
  be issued for service                                --               --               --              --               --

Net loss for the year ended
  December 31, 2002                                    --               --               --              --               --
                                              -----------      -----------      -----------     -----------      -----------

BALANCE AT DECEMBER 31, 2002                    7,011,433      $ 4,884,826        8,619,794     $     8,619               --

Issuance of shares for cash                            --               --          555,161             555          248,518

Issuancce of shares for directors' fee                 --               --          107,238             107          144,639

Issuance of shares for interest                        --               --            8,625               9           13,434

Issuance of shares for services                    25,000               25        1,211,944           1,212        1,495,006

Issuance of shares for Bonus                           --               --           27,499              27           30,607

Issuance of shares for goodwill                        --               --              500               1              421

Issuance of shares for legal settlement                --               --          104,216             104           82,852

Issuance of shares for colleteral on note              --               --          200,000             200             (200)

Issuance of shares for dividend payamnet               --               --           25,405              25           17,872

Issuance of shares for subscription                    --               --          125,000             125           34,875

Issuance of shares commited from py                    --               --            5,000               5            4,995

Issuance of preferred stock
  committed from py                               200,000          200,000               --              --               --

Issuance of shares for conversion
  of preferred stock                           (2,234,914)      (2,234,914)       4,103,526           4,104        2,230,810

Cancellation of preferred stock                  (900,000)        (900,000)              --              --          900,000

Issuance of shares for debt settlement                 --               --           92,195              93          123,735

Issuance of shares for acquisition
  of subsidiaries                                      --               --          201,815             202          160,708

Shares to be issued for cash received                  --               --               --              --               --

Net loss for the year ended
 December 31, 2003                                     --               --               --              --               --
                                              -----------      -----------      -----------     -----------      -----------
BALANCE AT DECEMBER 31, 2003                    4,101,519        1,949,937       15,387,918          15,388        5,488,272
                                              ===========      ===========      ===========     ===========      ===========


                                                                                                                TOTAL
                                           SHARES TO      SUBSCRIPTION        TREASURY       ACCUMULATED     STOCKHOLDERS'
                                           BE ISSUED        RECEIVABLE          STOCK           DEFICIT     EQUITY (DEFICIT)
                                           -----------      -----------      -----------      -----------      -----------
BALANCE AT DECEMBER 31, 2001                        --               --               --         (267,715)        (257,678)

Recapitalization on acquisition                     --         (285,000)      (7,894,767)      (4,422,171)

Contribution by shareholers                         --               --               --               --          155,499

Reorganization                                      --               --               --               --               --

Acquisitions of HAMC                                --               --               --               --           24,438

Acquisition of KR Johnson                           --               --               --               --            5,875

Issuance of shares for cash                         --               --               --               --          200,000

200,000 shares of preferred
  stock to be issued in exchange
  for common stock issued                      200,000               --               --               --               --

Issuance of shares for settlement
  of debt                                           --               --               --               --          950,000

100,000 shares of common stock to
  be issued for service                          5,000               --               --               --            5,000

Net loss for the year ended
  December 31, 2002                                 --               --          (95,244)         (95,244)
                                           -----------      -----------      -----------      -----------      -----------

BALANCE AT DECEMBER 31, 2002               $   215,000               --         (285,000)     $(8,257,726)     $(3,434,281)

Issuance of shares for cash                         --               --               --               --          249,073

Issuancce of shares for directors' fee              --               --               --               --          144,746

Issuance of shares for interest                     --               --               --               --           13,443

Issuance of shares for services                     --               --               --               --        1,496,243

Issuance of shares for Bonus                        --               --               --               --           30,634

Issuance of shares for goodwill                     --               --               --               --              422

Issuance of shares for legal settlement             --               --               --               --           82,956

Issuance of shares for colleteral on note           --               --               --               --               --

Issuance of shares for dividend payamnet            --               --               --               --           17,897

Issuance of shares for subscription                 --          (35,000)              --               --               --

Issuance of shares commited from py             (5,000)              --               --               --               --

Issuance of preferred stock
  committed from py                           (200,000)              --               --               --               --

Issuance of shares for conversion
  of preferred stock                                --               --               --               --               --

Cancellation of preferred stock                     --               --               --               --

Issuance of shares for debt settlement              --               --               --               --          123,828

Issuance of shares for acquisition
  of subsidiaries                                   --               --               --               --          160,910

Shares to be issued for cash received           23,804               --               --               --           23,804

Net loss for the year ended
 December 31, 2003                                  --               --               --          623,414          623,414
                                           -----------      -----------      -----------      -----------      -----------
BALANCE AT DECEMBER 31, 2003                    33,804          (35,000)        (285,000)      (7,634,312)        (466,911)
                                           ===========      ===========      ===========      ===========      ===========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                               PRACTICEXPERT, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                2003             2002
                                                                             -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income (loss)                                                      $   623,414      $   (95,244)
      Adjustments to reconcile net income (loss) to net cash provided by operating activities:
            Depreciation and amortization                                        359,263          222,177
            Gain on forgiveness of debt                                               --         (302,779)
            Gain on disposal of asset                                            (32,361)              --
            Impairment of goodwill & fixed assets                                201,405               --
            Net loss on legal settlement                                          30,630               --
            Gain on disposal of subsidiaries                                  (3,433,069)              --
            Shares issued for services & directors' fees                       1,641,411               --
            Shares issued for interest & dividend                                 31,340               --
            Shares issued for legal settlement                                    82,956               --
            Shares issued for bonus                                               30,634               --
            Shares to be issued for services                                          --            5,000
            (Increase) decrease in current assets
                    Accounts receivable                                           49,691         (130,834)
                    Inventory                                                     14,500             (500)
                    Prepaid expense                                             (104,854)              --
                    Other current assets                                          53,760           10,242

            Increase(decrease) in current liabilities:
                    Accounts payable and accrued expense                         (87,457)         592,305
                    Other current liabilities                                    (28,144)              --
                    Dividends payable                                            238,770           39,000
            Increase of other assets
                    Deposit                                                           --           (7,235)
                                                                             -----------      -----------
      Total Adjustments                                                         (951,525)         427,376
                                                                             -----------      -----------
            Net cash provided by operating activities                           (328,111)         332,132
                                                                             -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
            (Increase) decrease in restricted cash                               175,000           25,000
            Cash received in acquisition of subsidiary                            58,301           78,846
            Cash paid in acquisition of subsidiaries                            (160,000)        (620,738)
            Development of software                                             (292,351)        (191,326)
            Purchase of property & equipment                                     (94,454)        (110,805)
                                                                             -----------      -----------
            Net cash used in investing activites                                (313,504)        (819,023)
                                                                             -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
            Proceed (payment) of loans from related party                       (121,239)         178,991
            Proceed of notes payable                                             527,022          128,461
            Cash received for issuance of shares                                 249,073               --
            Cash received for shares to be issued                                 23,804          200,000
                                                                             -----------      -----------
            Net cash provided by financing activities                            678,660          507,452
                                                                             -----------      -----------

NET INCREASE IN CASH & CASH EQUIVALENTS                                           37,045           20,561

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                        33,972           13,411
                                                                             -----------      -----------

CASH & CASH EQUIVALENTS, ENDING BALANCE                                      $    71,017      $    33,972
                                                                             ===========      ===========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Practice Xpert Services Corp. ("Practice Xpert") was incorporated on August 11, 2001 in the State of California, under the name Care Delivery Services Corporation. On October 22, 2001, the Company filed an amendment to its articles of incorporation to change the Company's name to PracticeXpert Services Corp.

Practice Xpert Services Corp., a healthcare technology and services company, is in the business of developing and deploying systems, technologies and services designed to improve operational efficiencies, reduce billing errors and enhance cash flow for medical practitioners. Its services revolve around PracticeXpert's flagship Revenue Management System, PXpert(TM), and include medical billing and accounts receivable management, practice management, transcription, and consulting. Where applicable, Practice Xpert bundles its technology applications with its billing and other practice management services to provide a complete and integrated solution to its physician customers.

On April 11, 2003, Practice Xpert Services Corp. a California corporation, entered into a stock purchase agreement with Thaon Communications, Inc. (`Thaon") Pursuant to the Purchase Agreement, which closed on April 11, 2003, Thaon purchased 92% of Practice Xpert's outstanding common stock in exchange for newly issued shares of Thaon's common stock and shares of Thaon's Preferred Series C stock to former owner of Practice Xpert (the "Selling Shareholders"). As a group, the Selling Shareholders received 7,670,5965 (post split) shares of common stock and 1,845,000 shares of Preferred Series C stock, constituting 72.75% of Thaon's voting securities. As a condition of the Purchase Agreement, on April 11, 2003, the officers of Thaon resigned and the board of directors appointed officers of Practice Xpert as the combined company's (the "Company") officers.

On September 30, 2003, the Company purchased the remaining 8% of Practice Xpert's outstanding common stock by issuing 472,860 shares of the Company's common stock and 111,736 shares of Preferred Series C stock.

According to the terms of the share exchange agreement, control of the combined companies (the "Company") passed to the former shareholders of Practice Xpert. This type of share exchange has been treated as a capital transaction accompanied by recapitalization of Practice Xpert in substance, rather than a business combination, and is deemed a "reverse acquisition" for accounting purposes since the former owners of Practice Xpert controlled a majority of the total common shares outstanding immediately following the acquisition. No pro forma financial statements are being presented as the Company had no significant asset prior to the acquisition.

On July 21, 2003, the Company changed its name to PracticeXpert, Inc.

Thaon Communications, Inc. (`Thaon") was originally incorporated under the name Engineering Services, Inc. (a Nevada Corporation), on July 13, 1984. Thaon changed its name to Deep Earth, Inc. in November of 1998. On November 29, 1999, Thaon changed its name to CastPro.com, Inc. On December 31, 1999, Thaon entered into a stock for stock exchange, whereby it acquired all of the stock of Castpro.com, LLC, a newly organized California corporation formed to conduct a web cast business, in exchange for the issuance of 8,000,000 additional shares of its Common Stock. On December 29, 2000, Thaon entered into a stock for stock exchange, whereby it acquired all of the outstanding stock of Prime Time Media Solutions, a Texas corporation (PTMS) doing the business of acquiring and selling media time. On November 27, 2000, Thaon changed its name to Thaon Communications, Inc.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Thaon acquired 100% of the outstanding shares of the Clover, Inc. (AC) in June 2002 for a cash amount of $1,900. AC was formed on July 18, 2001 and on June 27, 2002, a certificate of fictitious business name was filed for conducting business as, Ascent, Inc. AC is media planning, placement and consulting Company based in California. AC had no business activity and no assets or liabilities through the acquisition date.

On June 27, 2003, Thaon entered into a stock purchase agreement for the sale of all of the issued and outstanding stock of the Clover, Inc., to an individual, a former member of Thaon's board of Directors. Pursuant to the Agreement, Thaon sold 1,000,000 shares of the Clover, Inc., common stock, which is all of the issued and outstanding stock of the Clover, Inc., for consideration of 100,000 shares of Thaon's common stock owned by him.

Practice Xpert owns 100% of the issued and outstanding shares of Healthcare Administrative Management Corporation (HAMC), a California corporation and K.R. Johnson and Associates (KRJA), an Idaho corporation. On July 31, 2003, PracticeXpert entered into a purchase agreement to acquire 100% of Healthcare Billing Solutions, Inc., a Montana corporation.

On November 10, 2003, PracticeXpert completed the 100% acquisition of National Healthcare Management Services, Inc. ("NHMS"), West Virginia corporation.

Healthcare   Administrative   Management   Corporation   (HAMC),   a  California
corporation was formed on July 29, 1997.

K.R. Johnson and Associates (KRJA), an Idaho corporation was formed on December 22, 1995.

Healthcare Billing Solutions, Inc. (HBS), Montana corporation was formed on March 8, 2001.

National Healthcare Management Services, Inc. (NHMS), West Virginia corporation was formed on June 23, 1999. HAMC, KTJA, HBS and NHMS all provide medical billing and accounts receivable management, practice management, transcription and consulting services to medical practitioners.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying financial statements include the accounts of PracticeXpert, Inc., formerly Thaon Communications, Inc. (legal acquirer, the "Parent"), and its 100% owned subsidiary, Practice Xpert. All significant inter-company accounts and transactions have been eliminated in consolidation. The historical results for the year ended December 31, 2003 include the accounts of PracticeXpert for the full year and Thaon from the acquisition date through December 31, 2003, while the historical results for the year ended December 31, 2002 include Practice Xpert only.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE

In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (ASEC of AICPA) issued Statement of position (SOP) No. 98-1, "Accounting for the costs of computer software developed or obtained for internal use", effective for fiscal years beginning after December 15, 1998. SOP N0. 98-1 requires that certain costs of computer software developed or obtained for internal use be capitalized and amortized over the useful life of the related software. . The Company capitalizes cost of computer software once a working model is developed.

LONG-LIVED ASSETS

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company has written off $25,727 as impairment of its long-lived assets as of December 31, 2003.

REVENUE RECOGNITION

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 101. Revenue is recognized when services are rendered or products delivered. Generally, the Company extends credit to its customers/clients and does not require collateral. The Company performs ongoing credit evaluations of its customers/clients.

INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


ADVERTISING

The Company expenses advertising costs as incurred.

STOCK-BASED COMPENSATION

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The company uses the intrinsic value method prescribed by APB25 and has opted for the disclosure provisions of SFAS No.123.

ISSUANCE OF SHARES FOR SERVICE

The Company accounts for the issuance of equity instruments to acquire services based on the fair value of the services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

SEGMENT REPORTING

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Currently, SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


RECENT PRONOUNCEMENTS

On April 30, 2003, the FASB issued FASB Statement No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities. SFAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The adoption of SFAS No. 149 does not have a material impact on the Company's financial position or results of operations or cash flows.

On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

NOTE 3 - PREPAID EXPENSES

This amount represents the unamortized loan fees of $104,472 and prepaid insurance cost of $382. The prepaid loan fees of $111,500 are amortized over the term for the loan of three years. The amortization expense of $7,028 was recorded during the year ended December 31, 2003.

NOTE 4 - ACCOUNTS RECEIVABLE

The Company has a net accounts receivable balance of $333,999 as of December 31, 2003. In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The Company considers majority accounts receivable are collectible. The Company reserved $3,064 as allowance of bad debts.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment comprised of following on December 31, 2003:

               Furniture & Fixtures                   $ 526,762
               Office Equipment                         132,444
               Computer Equipment                        88,738
               Leasehold Improvement                      1,950
                                                      ---------
                                                        749,894

               Less Accumulated Depreciation           (565,823)
                                                      ---------

                                                      $ 184,071
                                                      =========


NOTE 6 - INTANGIBLE ASSETS

During the year ended December 31, 2003, the Company capitalized internal and external costs of $292,351, incurred to develop internal-use computer software during the application and development stage. Capitalized software is amortized over a period of 5 years using the straight-line method. Amortization began when the software was available for its intended use. The amortization amounts for the year ended December 31, 2003 and 2002 were $66,898 and $18,417, respectively. The Company evaluates capitalized software cost for recoverability and writes down such costs if the unamortized cost is lower than its net realizable value.

The Company has client lists acquired through purchase of subsidiaries valued at $2,074,066 and $1,699,900 as of December 31, 2003 and 2002, respectively. These client lists are amortized over one to nine years. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. At December 31, 2003, the Company recorded impairment loss of $175,678 since the Company determined that the undiscounted cash flows estimated to be generated by the client lists are less than the carrying amount. The amortization expenses for the period ended December 31, 2003 and 2002 were $217,674 and $131,834, respectively.

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

                     Accounts payable             $266,359
                     Accrued expenses              192,108
                     Accrued payroll               282,147
                     Payroll tax payable             6,952
                                                  --------
                                                  $747,566
                                                  ========

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - NOTES PAYABLE, RELATED PARTIES

Notes payable to related parties consist of the following:

            --------------------------------------------------------------------- ----------------- -----------------
            Notes  payable-  shareholder  bearing  interest  at 8%,  due July 1,                    $  216,062
            2005, collateralized by 267,926 shares of the Company's common stock
            --------------------------------------------------------------------- ----------------- -----------------
            Notes payable-  shareholder  bearing  interest at 8%, due on demand,                        50,478
            unsecured
            --------------------------------------------------------------------- ----------------- -----------------
            Notes payable-  shareholder  bearing  interest at 8%, due on October                       150,000
            30, 2007, unsecured
            --------------------------------------------------------------------- ----------------- -----------------
            Total                                                                                      416,540
            --------------------------------------------------------------------- ----------------- -----------------
            Less: non-current portion                                                                  253,616
            --------------------------------------------------------------------- ----------------- -----------------
            Current portion                                                                         $  162,924
            --------------------------------------------------------------------- ----------------- -----------------

NOTE 9 -NOTES PAYABLE

            --------------------------------------------------------------------- ----------------- -----------------
            Credit card payable                                                                     $  185,556
            --------------------------------------------------------------------- ----------------- -----------------
            Note  payable-  interest rate 9.5%,  due August 1, 2004,  secured by
            inventory, chattel paper, accounts, equipment and general intangibles                       30,344
            --------------------------------------------------------------------- ----------------- -----------------
            Note payable-  interest rate 7%, due on March. 14, 2006,  secured by
            equipment, acct. receivable, inventory                                                      33,482
            --------------------------------------------------------------------- ----------------- -----------------
            Note  payable-  individual,  interest  paid with  3,125  post  split
            stock, due July 31, 2004                                                                    15,000
            --------------------------------------------------------------------- ----------------- -----------------
            Note payable- individual, interest free, due on demand                                      31,201
            --------------------------------------------------------------------- ----------------- -----------------
            Total                                                                                      295,583
            --------------------------------------------------------------------- ----------------- -----------------
            Less: non-current portion                                                                   19,234
            --------------------------------------------------------------------- ----------------- -----------------
            Current portion                                                                         $  276,349
            --------------------------------------------------------------------- ----------------- -----------------


NOTE 10- CONVERTIBLE NOTE

The Company entered into an agreement under which a lender will advance the company 90% of its eligible outstanding accounts receivable, up to a maximum of $2 million, and with an initial advance of $500,000. The credit facility is secured by a charge against all of the assets of the corporation. It also contains a conversion privilege that allows each of the Company and the lender to convert, at a fixed conversion price, a portion or all of the loan to equity. This note bears an interest rate of the prime rate plus 3% per annum and matures on October 16, 2006.

NOTE 11 -ADVANCES

The advances are from unrelated parties, due on demand, unsecured and interest free.

NOTE 12 -OTHE CURRNT LIABILITIES

Other current liabilities consist of the following:

                  Advances from shareholders          $139,499
                  Due to clients                        40,776
                                                      --------
                                                      $180,275
                                                      ========


NOTE 13 -STOCKHOLDERS' EQUITY

STOCK SPLIT

On January 10, 2003, the Company executed a 50 to 1 reverse stock split for all shareholders of record as of January 9, 2003. On July 21, 2003, the Company executed a 20 to 1 reverse stock split for all shareholders of record. All shares and per share data have been retroactively restated to reflect these stock splits.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


SPIN OFF OF SUBSIDIARY

In February 2003, the Board of Directors approved a dividend of 300,000 shares of common stock of Legal Broadcast Company ("LBC"), which represented the Company's 15% ownership interest in LBC at that time, to all of the Company's shareholders of record as of February 14, 2003, on a pro rata proportion basis. These 300,000 shares represent all of the remaining interest that the Company held in LBC. The dividend resulted in a charge of $248,071 to the equity of the Company.

On September 10, 2003, the Company entered into a stock transfer agreement to transfer 100% of the Company's holdings in PTS, Castpro. Com and PTD to Future Options, Inc. Future Options, Inc. assumed full obligations of these entities. The Company recorded $3,433,069 as a gain on disposal of subsidiaries during the year ended December 31. 2003.

PREFERRED STOCK

On October 17, 2001, the Company filed its Certificate of Designation to change the issuance of preferred stock. The Company is authorized to issue 50,000,000 shares of Preferred stock, of which 8,000,000 will have a par value of $1.00 (3,000,000 shares of 6% A convertible Series, 2,000,000 shares of Series 8% B convertible Series and 3,000,000 shares of Series 6% D convertible Series) and 42,000,000 will have a par value of $0.001. 2,000,000 shares of Series C, E and Series F Preferred Stock, each, were designated with a value of $0.001. Remaining shares in the category have not been designated through this date.

The Series A convertible Preferred stock, at the option of the holder thereof, is convertible into fully paid share of common stock, equal to the par value of the Series A convertible Preferred stock being converted plus accrued and unpaid dividends, divided by closing market price of the common stock, subject to a maximum of 6,000,000 shares of common stock. The Series A convertible Preferred stock is redeemable by the corporation at any time at the rate of $1.00 plus accrued and unpaid dividends. Upon receipt of notice of redemption, the holders of preferred stock will have 30 days to convert Series A convertible Preferred stock into common stock. The holders of Series D convertible stock shall be entitled to receive the redemption before the holders of common stock. The holders of the Series A convertible stock are entitled to receive dividends at the rate of 6% per annum payable yearly in shares of the corporation's common stock. The Series A convertible Preferred stock shall have the full voting rights.

During the year ended December 31. 2003, the Company issued 1,150,000 shares of the Series A convertible Preferred shares to the shareholders for exchange of the Preferred Series A stock of PracticeXpert for the same number of shares.

The Series B convertible Preferred stock, at the option of the holder thereof, is convertible into fully paid share of common stock, on the basis of 10 shares of common stock for each one share of Series B convertible Preferred stock being converted plus accrued and unpaid dividends. The Series B convertible Preferred stock is redeemable by the corporation at any time at the rate of $1.00 plus accrued and unpaid dividends. The holders of Series B convertible stock shall be entitled to receive the redemption before the holders of common stock. The holders of the Series B convertible stock are entitled to receive dividends at the rate of 8% per annum payable yearly in shares of the corporation's common stock. The Series B convertible Preferred stock shall have the full voting rights and shall vote 10 votes per share of Series B Preferred Stock held.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


During the year ended December 31, 2003, 70,000 shares of Series B convertible Preferred stock were exchanged to 70,000 shares of Series E convertible Preferred stock. In addition, 234,914 shares of Series B convertible Preferred stock were converted to 2,349,140 shares of common stock.

The Series C convertible Preferred stock is entitled to receive 6% per annum dividend, in preference to any other class. Class C convertible Preferred stock, at the option of the holder thereof, is convertible into 15 share of common stock, The holders of Series C convertible stock shall be paid out of the assets of the Company prior and in preference to any payment or distribution out of assets to the holders of the common stock or any other class of series of capital stock of the Company but subordinate to any dividend preference of Series A, D, E and F Preferred shares of the Company in amount per share equal to $1.00 plus all declared but unpaid dividends on such shares to the date fixed for distribution. The holders of Series C convertible Preferred stock shall have the voting rights such holder's shares of Series C Preferred are converted into shares of common stock at which time the holder shall have the voting rights of the holders of common stock shares.

During the year ended December 31, 2003, the Company issued 113,736 shares of the Series C convertible Preferred stock to purchase remaining 8% of
PracticeXpert. (Note 1) In addition, the Company issued 25,000 shares of the Series C convertible Preferred stock for consulting service valued at $226,875.

The Series D convertible Preferred stock is entitled to receive 6% per annum dividend, in preference to any other class. Class D convertible Preferred stock, at the option of the holder thereof, is convertible into fully paid share of common stock, equal to the par value of the Class D convertible Preferred stock being converted plus accrued and unpaid dividends, divided by 95% of the market price of the common stock. The Class D convertible Preferred stock is redeemable by the corporation at any time at the rate of $1.00 plus accrued and unpaid dividends. The holders of Series D convertible stock shall be entitled to receive the redemption before the holders of any other series of preferred stock and common stock. Upon receipt of notice of redemption, the holders of preferred stock will have 30 days to convert Class D convertible Preferred stock into common stock. The Series D convertible Preferred stock shall have the full voting rights and shall be entitled to vote 25 votes per each share.

During the year ended December 31, 2003, 900,000 shares of the Series D convertible Preferred stock were cancelled for the sale of 85% of the outstanding shares of LBC and 2,000,000 shares were converted into 1,754,386 shares of common stock.

The Series E convertible Preferred stock, at the option of the holder thereof, is convertible into fully paid share of common stock, equal to two shares of common stock for each one share of Series E convertible Preferred stock being converted plus accrued and unpaid dividends. The Series E convertible Preferred stock is redeemable by the corporation at any time at the rate of $1.25 plus accrued and unpaid dividends. The holders of Series E convertible stock shall be entitled to receive the redemption before the holders of common stock. The holders of the Series E convertible stock are entitled to receive dividends at the rate of 8% per annum payable yearly in shares of the corporation's common stock. The Series E convertible Preferred stock shall have the full voting rights and shall be entitled to vote two votes for each one share of Series E Preferred Stock held.

During the year ended December 31, 2003, the Company issued 70,000 shares of Series E convertible Preferred stock in exchange of 70,000 shares of Series B convertible Preferred stock.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Series F convertible Preferred stock, at the option of the holder thereof, is convertible into fully paid share of common stock, equal to 10 shares of common stock for each one share of Series F convertible Preferred stock being converted plus accrued and unpaid dividends. The Series F convertible Preferred stock is redeemable by the corporation at any time at the rate of $ 1.25 plus accrued and unpaid dividends. The holders of Series F convertible stock shall be entitled to receive the redemption before the holders of common stock. The holders of the Series F convertible stock are entitled to receive dividends at the rate of 8% per annum if paid in cash and 12% per annum if paid in common stock. The Series F convertible Preferred stock shall have the full voting rights and shall be entitled to 10 votes per share.

As of December 31, 2003, the Company has 13,333 shares of Series F preferred stock to be issued for $10,000 cash received cash in the prior year.

During the year ended December 31, 2003, the Company recorded dividends of $252,221 on these preferred stocks.

COMMON STOCK

During the year ended December 31, 2003, 234,914 shares of Series B convertible Preferred stock were converted to 2,349,140 shares of common stock.

During the year ended December 31, 2003, 2,000,000 shares of Series D convertible Preferred stock were converted into 1,754,386 shares of common stock.

During the year ended December 31, 2003, the Company issued 555,161 shares of common stock for cash amounting $249,073.

During the year ended December 31, 2003, the Company issued common stock in exchange of various services to following parties:

During year ended December 31, 2003, the Company issued 299,286 shares of common stock as promotional and marketing fees amounting $199,948. The Company issued 912,658 shares of common stock for legal and consulting services amounting
$1,069,420. The Company issued 8,625 shares of common stock for interest amounting $13,443 and 25,405 shares for dividend payment amounting $17,897. The Company issued 27,499 shares of common stock for bonus amounting $30,624. The Company issued 500 shares of its common stock for contribution amounting $422. The Company issued 104,216 shares of common stock for legal settlement amounting $82,956. The Company issued 92,195 shares of common stock valued at $123,828 for the payment of equivalent amount of accounts payables. The Company issued 107,238 shares of common stock for directors' fees amounting $144,746. The Company issued 200,000 shares of common stock for collateral on a note.

During the year ended December 31, 2003, the Company issued 125,000 shares of common stock for subscription receivable amount of $35,000.

During the year ended December 31, 2003, the Company issued 10,000 shares of common stock valued at $10,910 to purchase Healthcare Billing Solutions, Inc.

During the year ended December 31, 2003, the Company issued 8,143,456 shares of common stock to purchase PracticeXpert (Note 1) valued at $14,129,238.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


During the year ended December 31, 2003, the Company issued 191,815 shares of common stock to purchase National Health Care Management Services, Inc. (Note 1) valued at $150,000.

ISSUANCE OF SHARES FOR SERVICE

The Company accounts for the issuance of equity instruments to acquire goods and services. The stocks were valued at the average fair market value of the freely trading shares of the Company as quoted on OTCBB on the date of issuance.


NOTE 14 - SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 for income tax and $67,418 for interest during the year ended December 31, 2003. The Company paid $1,600 for income tax and $27,127 for interest during the year ended December 31, 2002

The cash flow statements do not include following non-cash investing and financing activities:

During year ended December 31, 2003, the Company issued 299,286 shares of common stock as promotional and marketing fees amounting $199,948. The Company issued 912,658 shares of common stock for legal and consulting services amounting
$1,069,420. The Company issued 8,625 shares of common stock for interest amounting $13,443 and 25,405 shares for dividend payment amounting $17,897. The Company issued 27,499 shares of common stock for bonus amounting $30,624. The Company issued 500 shares of its common stock for contribution amounting $422. The Company issued 104,216 shares of common stock for legal settlement amounting $82,956. The Company issued 92,195 shares of common stock valued at $123,828 for the payment of equivalent amount of accounts payables. The Company issued 107,238 shares of common stock for directors' fees amounting $144,746. The Company issued 200,000 shares of common stock for collateral on a note.

During the year ended December 31, 2003, the Company issued 10,000 shares of common stock valued at $10,910 to purchase Healthcare Billing Solutions, Inc.

During the year ended December 31, 2003, the Company issued 8,143,456 shares of common stock to purchase PracticeXpert (Note 1) valued at $14,129,238.

During the year ended December 31, 2003, the Company issued 191,815 shares of common stock to purchase National Health Care Management Services, Inc. (Note 1) valued at $150,000.

NOTE 15 - BASIC AND DILUTED NET LOSS PER SHARE

Basic and diluted net loss per share for the years ended December 31, 2003 and 2002 were determined by dividing net loss for the periods by the weighted average number of both basic and diluted shares of common stock and all the convertible preferred stock are regarded as common stock equivalents and are considered in diluted net loss per share calculations.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $7,634,312 as of December 31, 2003. The total shareholders' deficit amounted to $466,911 on December 31, 2003. The continuing losses have adversely affected the liquidity of the Company. The Company faces continuing significant business risks including, but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the year ended December 31, 2003, towards (i) obtaining additional equity financing (ii) controlling of salaries and general and administrative expenses, and (iii) management of accounts payable.

In that regard, on March 19, 2003, the Company entered into a stock purchase agreement with PracticeXpert engaged in the business of medical billing and practice management. On July 31, 2003, PracticeXpert entered into a purchase agreement to acquire 100% of Healthcare Billing Solutions, Inc., Montana Corporation. On November 10, 2003, the Company completed the acquisition of National Healthcare Management Services, Inc. ("NHMS").

NOTE 17 - LEGAL SETTLEMENTS

The landlord of the building where the corporate office was located filed a Complaint against the Company for unpaid rental payments and overvalued stock security paid for prepaid rent. This case was dismissed on July 10, 2003. The accrued rent amounting to $52,326 has been reversed and recorded as gain on legal settlement in the financial statements.

A petition was filed against the Company on August 22, 2002 by a law firm for unpaid attorney fees of $58,889. On September 17, 2003, the parties entered into a settlement agreement that the retention shares held by the attorney's designee may be sold at any time. In the event the shares are sold, if the net proceeds are less than the balance, the Company agreed to pay the remaining balance in cash or in Company's stock at the attorney's option. The unpaid balance has been accrued in the financial statements.

Two of the shareholders of the Company filed an action against the Company and certain individuals connected therewith. The complaint sought relief for breach of contract, specific performance, breach of fiduciary duty, intentional interference with stock transfer rights, negligent interference with stock transfer rights and injunction. Subsequently, one of the shareholders released the claim. On August 19, 2002, this case was settled with free trading stock of the Company owned by the former officer of the Company. The Company issued 104,216 shares of the common stock valued at $82,956 during the year ended December 31, 2003 and recorded as a loss on legal settlement.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 18 - DISCONTINUED OPERATIONS

On November 6, 2002, CastPro.com, LLC ("LLC"), a subsidiary of the Company filed a Chapter 7 bankruptcy and on December 31, 2002, PTMS, subsidiary of the Company filed a Chapter 7 bankruptcy. On September 23, 2003, the Company finalized an arrangement under which it transferred legal ownership of three of its inactive subsidiaries to an independent consulting firm for final disposition. Under the agreement, the consulting firm took the ownership of PTS TV, INC., CASTPRO.COM, LLC, and Prime Time Distribution, Inc., all inactive subsidiaries of the Company. The disposition resulted in net gain of $3,433,069 to the company in the year ended December 31, 2003.

NOTE 19 - RECLASSIFICATION

For comparative purposes, prior period's consolidated financial statements have been reclassified to conform with report classifications of the current period.

NOTE 20- ACQUISITION

The Company entered into a stock purchase agreement (the "Purchase Agreement") with Practice Xpert Services Corp.("Practice Xpert"), a California corporation, engaged in the business of medical billing and practice management. Pursuant to the Purchase Agreement, which closed on April 11, 2003, the Company purchased 92% of Practice Xpert's outstanding common stock in exchange for newly issued shares of the Company's common stock and shares of the Company's Preferred Series C stock to the selling shareholders. As a group, the selling shareholders received 153,411,925 shares of common stock and 1,845,000 shares of Preferred Series C stock, constituting 72.75% of the Company's voting securities. As a condition of the Purchase Agreement, on April 11, 2003, the current officers of the Company resigned and the board of directors appointed officers of Practice Xpert's as the Company's officers. Unaudited proforma information related to this acquisition is not included.

On September 30, 2003, the Company purchased remaining 8% of Practice Xpert's outstanding common stock by issuing 472,860 shares of the Company's common stock and 111,736 shares of Preferred Series C stock.

The acquisition of Practice Xpert is accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of Practice Xpert obtained control of the consolidated entity. Accordingly, the merger of the two companies has been recorded as a recapitalization of Practice Xpert, with Practice Xpert being treated as the continuing entity. The continuing company has retained December 31 as its fiscal year end. Proforma financial statements are not presented as the operations of the Company were insignificant prior to merger.

Practice   Xpert  owns  100%  issued  and   outstanding   shares  of  Healthcare
Administrative Management Corporation (HAMC), a California corporation and K.R. Johnson and Associates (KRJA), an Idaho corporation.

On July 31, 2003, Practice Xpert entered into a purchase agreement to acquire 100% of Healthcare Billing Solutions, Inc. ("HBS"), a Montana corporation.

As a result of this acquisition, HBS established the presence in another state, and provided a foundation upon which to build business in that region.

A summary of the HBS assets acquired, liabilities assumed and consideration for is as follows:

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                               Allocated
                                                                Amount
                                                               --------
        Current assets                                         $  4,879
        Non-current assets                                       18,184
        Current liabilities                                     (29,276)
                   Client lists and intangible assets            27,123
                                                               --------
                                                               $ 20,910
                                                               ========

        Consideration paid                                      Amount
                                                               --------
        Cash                                                    $10,000
        Common stock-                                            10,910
                                                                -------
                                                                $20,910
                                                                =======


On November 10, 2003, Practice Xpert completed the 100% acquisition of National Healthcare Management Services, Inc. ("NHMS"), a West Virginia corporation.

From this acquisition, the Company expected to increase the revenue run rate by as much as 15%. This acquisition also expected to gives the Company a presence in the Eastern part of the U.S. , and a base upon which to build the business in the Eastern region.

A summary of the NHMS assets acquired, liabilities assumed and consideration for is as follows:

                                                            Allocated
                                                             Amount
                                                            ---------
          Current assets                                    $ 107,380
          Non-current assets                                   40,941
          Current liabilities                                (184,431)
          Long-term liabilities                               (36,612)
          Client lists and intangible assets                  522,722
                                                            ---------
                                                            $ 450,000
                                                            =========

         Consideration paid                                   Amount
         ------------------                                 ---------
           Cash                                              $150,000
           8% Note payable - payable in 2007                  150,000
           Common stock-                                      150,000
                                                             $450,000

NOTE 21 - COMMITMENTS

The Company has office lease agreements for 7 and 8 years commenced December 1, 2002 and October 1, 1999. Future commitments under operating leases are as follows for the twelve month ending December 31:

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                     2004                           $  167,789
                     2005                              171,253
                     2006                              174,528
                     2007                              165,142
                     2008                               98,449
                     Remaining after 5 yrs              92,312
                                                    ----------
               Total minimum lease payment          $  869,473
                                                    ==========


The rent expenses were $266,147 and $96,702 for the year ended December 31, 2003 and 2002, respectively.

NOTE 22 - INCOME TAXES

No provision was made for Federal income tax since the Company has significant net operating loss. Through December 31, 2003, the Company incurred net operating losses for tax purposes of $367,785, approximately. The net operating loss carry forwards may be used to reduce taxable income through the year 2023. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

Temporary differences which give raise to deferred tax assets and liabilities at December 31, 2003 comprised mainly of net operating loss carryforward. The gross deferred tax asset balance as of December 31, 2003 was approximately $147,000. A 100% valuation allowance has been recorded for the deferred tax assets due to the uncertainty of its realization.

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Consolidated Statements of Operations:

                                                      December 31,  December 31,
                                                          2003          2002
                                                      ------------  ------------
  Tax expense (credit) at statutory rate-federal           34%          (34)%
  State tax expense net of federal tax                      6            (6)

  Permanent differences                                     1             1
  Changes in valuation allowance                          (41)           39
                                                      ------------  ------------
  Tax expense at actual rate                               --            --
                                                      ============  ============


NOTE 23 - SUBSEQUENT EVENT

Acquisition:

On March 1, 2004, PracticeXpert, Inc. completed its acquisition of Singer MedScript, a medical transcription company located in Houston, Texas. The acquisition was consummated by PracticeXpert, Inc.'s wholly-owned subsidiary, PracticeXpert of Texas, Inc., which entered into the Agreement for Purchase and Sale of Assets with Bonnie Singer Bakal to acquire substantially all of the assets and assume certain liabilities and obligations of Singer MedScript for a purchase price of $300,000. The purchase price consisted of a cash payment of $150,000 at the closing and the issuance of a promissory note for $150,000 which bears interest of eight percent (8%) per annum and payable in 36 monthly installments of principal and interest commencing on April 1, 2004. The purchase price was determined in arms-length negotiations between the parties. The assets acquired in this acquisition include without limitation office equipment, computer hardware and software, inventory, supplies, customer accounts, contracts, permits and licenses, trade secrets and other proprietary information. The assets will continue to be used in PracticeXpert's medical transcription business and for medical billing services.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


As a result of this acquisition, the Company expects that Singer Medscript will give the Company a platform and base of operations for the Texas medical billing services.

A summary of the Singer MedScript assets acquired, liabilities assumed and consideration for is as follows:

                                                     Allocated
                                                      Amount
                                                     --------
                  Current assets                     $ 56,262
                      Client lists                    243,723
                      Fixed assets                         15
                                                     --------
                                                     $300,000
                                                     ========

            Consideration paid                        Amount
                                                     --------
            Cash                                     $150,000
            8% Note payable - payable in 2007         150,000
                                                     --------
                                                     $300,000
                                                     ========

           Unaudited Pro-forma revenue, net income and income per share assuming the transaction had been completed at the beginning of the periods reported, on pro-forma financial results would be as follows:

                                                     For the year ended

                                           December 31, 2003   December 31, 2002
                                           -----------------   -----------------
                                              (Unaudited)         (Unaudited)

            Revenue                           $ 4,174,987         $   754,944
            2,713,432

            Net profit for the period         $   755,402         $    71,536
            Net profit per share              $      0.08         $      0.02

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                                   (UNAUDITED)

                                     ASSETS
     CURRENT ASSETS:
         Cash & cash equivalents                                                            $   233,086
         Accounts receivable, net                                                               360,337
         Prepaid expense                                                                        195,562
         Other current assets                                                                     3,372
                                                                                            -----------
                Total current assets                                                            792,357

     PROPERTY AND EQUIPMENT, NET                                                                158,276

     OTHER ASSETS

         Deposits                                                                                 7,235

     INTANGIBLES:
         Software, net                                                                          449,813
         Client list, net                                                                     1,959,356
                                                                                            -----------
                                                                                            $ 3,367,037
                                                                                            ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES:
         Accounts payable & accrued expenses                                                $   828,597
         Notes payable - related parties                                                        243,383
         Notes payable                                                                          124,719
         Advances                                                                               422,781
         Other current liability, including related party debt of 168,696                       272,990
         Dividends payable                                                                      791,903
                                                                                            -----------
                Total current liabilities                                                     2,684,373

     Note Payable, related party - long term                                                    268,793
     Note Payable - long term                                                                    39,968
     Convertible note                                                                           500,000

     COMMITMENTS

     STOCKHOLDERS' DEFICIT
         Preferred stock - unclassified, authorized shares 36,000,000, no par value, none issued
         Preferred stock convertible - Series A, 6%,  $1 par value,
            authorized shares 3,000,000, issued and outstanding 1,650,000                     1,650,000
         Preferred stock convertible - Series B, 8%, $1 par value
            2,000,000 shares authorized; 188,949 issued and outstanding                         188,949
         Preferred stock convertible - Series C, 6%, $.001 par value
            2,000,000 shares authorized; 1,983,736 issued and outstanding                         1,984
         Preferred stock convertible - Series D, 6%, $1 par value
            3,000,000 shares authorized; 100,000 issued and outstanding                         100,000
         Preferred stock convertible - Series E, 8%, $.001 par value
            2,000,000 shares authorized; 120,000 issued and outstanding                             120
         Preferred stock convertible - Series F, 8%, $.001 par value
            2,000,000 shares authorized; 50,000 issued and outstanding                               50
         Common stock, $.001 par value, 200,000,000 shares authorized;
            26,434,659 issued and outstanding                                                    26,435
         Shares to be issued, 13,333 shares of Series F preferred stock, and
            648,001 shares of common stock                                                      215,703
         Treasury Stock, 49,000 shares of common stock                                         (285,000)
         Subscription receivable                                                               (966,795)
         Additional paid in capital                                                           7,249,737
         Accumulated deficit                                                                 (8,307,280)
                                                                                            -----------
                Total stockholders' deficit                                                    (126,097)
                                                                                            -----------
                                                                                            -----------
                                                                                            $ 3,367,037
                                                                                            ===========

                               PRACTICEXPERT, INC.
                     (Formerly, Thaon Communications, Inc.)
                      CONSOLIDATED STATEMENTS OF OPERATION
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2004 AND 2003
                                   (Unaudited)

                                                       2004                2003
                                                   ------------        ------------
NET REVENUE                                        $    929,471        $    603,473

OPERATING EXPENSES                                    1,422,464             685,021
                                                   ------------        ------------

LOSS FROM OPERATIONS                                   (492,993)            (81,548)

Non-operating Income (expense):
      Legal settlement                                  (75,750)                 --
      Loss on sales of fixed assets                      (1,706)                 --
      Interest income                                        55                 354
      Interest expense                                  (33,052)            (17,549)
                                                   ------------        ------------
      Total non-operating income (expense)             (110,453)            (17,195)
                                                   ------------        ------------
NET LOSS BEFORE INCOME TAX                             (603,446)            (98,743)

INCOME TAXES                                              6,400               1,600
                                                   ------------        ------------

NET LOSS                                               (609,846)           (100,343)
                                                   ============        ============

Dividend requirement for preferred stock                (63,122)            (19,000)
                                                   ------------        ------------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS         $   (672,968)       $   (119,343)
                                                   ============        ============

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF
    COMMON STOCK OUTSTANDING                         22,363,521           8,311,619
                                                   ============        ============

BASIC AND DILUTED NET LOSS PER SHARE               $      (0.03)       $      (0.01)
                                                   ============        ============


* The basic and diluted net loss per share has been stated to retroactively effect 20:1 reverse split on July 21, 2003.

Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

                               PRACTICEXPERT, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2004 AND 2003
                                   (Unaudited)

                                                                                 2004              2003
                                                                               ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                  $(672,968)       $(119,343)
     Adjustments to reconcile net loss to net cash provided by (used in)
        operating activities:
         Depreciation and amortization                                           120,459           76,905
         Shares issued for services and compensation                             139,313            2,000
         Shares to be issued                                                      39,300
         Loss on disposal of fixed assets                                          1,706               --
         (Increase) decrease in current assets
                Accounts receivable                                              (26,338)          26,502
                Prepaid expenses                                                   9,292               --
                Inventory                                                             --           14,500
                Other current assets                                              (2,754)           7,978
         Increase (decrease) in current liabilities:
                Accounts payable and accrued expense                             175,941          (22,178)
                Dividends payable                                                 63,122           19,000
                                                                               ---------        ---------
     Total Adjustments                                                           520,041          124,707
                                                                               ---------        ---------
         Net cash provided by (used in) operating activities                    (152,927)           5,364
                                                                               ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Restricted cash                                                              --           (7,404)
         Cash paid in acquisition of subsidiaries                               (150,000)              --
         Cash paid for deposit in acquisition of subsidiaries                   (100,000)              --
         Development of software                                                 (51,448)         (56,948)
         Proceeds from disposal of fixed asset                                     1,500               --
         Purchase of property & equipment                                        (17,036)         (16,695)
                                                                               ---------        ---------
         Net cash used in investing activites                                   (316,984)         (81,047)
                                                                               ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Payment of loans from related parties                                   (54,364)         (41,753)
         Proceeds from notes payable                                            (148,118)         116,762
         Proceeds from common stock                                              636,862               --
         Proceeds from shares to be issued                                       162,599               --
         Proceeds from subscription                                               35,000               --
                                                                               ---------        ---------
         Net cash provided by financing activities                               631,980           75,009
                                                                               ---------        ---------

NET DECREASE IN CASH & CASH EQUIVALENTS                                          162,069             (674)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                        71,017           33,972
                                                                               ---------        ---------

CASH & CASH EQUIVALENTS, ENDING BALANCE                                        $ 233,086        $  33,298
                                                                               =========        =========

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Practice Xpert Services Corp. ("Practice Xpert") was incorporated on August 11, 2001 in the State of California, under the name Care Delivery Services Corporation. On October 22, 2001, the Company filed an amendment to its articles of incorporation to change the Company's name to PracticeXpert Services Corp.

Practice Xpert Services Corp., a healthcare technology and services company, is in the business of developing and deploying systems, technologies and services designed to improve operational efficiencies, reduce billing errors and enhance cash flow for medical practitioners. Its services revolve around PracticeXpert's flagship Revenue Management System, PXpert(TM), and include medical billing and accounts receivable management, practice management, transcription, and consulting. Where applicable, Practice Xpert bundles its technology applications with its billing and other practice management services to provide a complete and integrated solution to its physician customers.

On April 11, 2003, Practice Xpert Services Corp. a California corporation, entered into a stock purchase agreement with Thaon Communications, Inc. (`Thaon") Pursuant to the Purchase Agreement, which closed on April 11, 2003, Thaon purchased 92% of Practice Xpert's outstanding common stock in exchange for newly issued shares of Thaon's common stock and shares of Thaon's Preferred Series C stock to former owner of Practice Xpert (the "Selling Shareholders"). As a group, the Selling Shareholders received 7,670,5965 (post split) shares of common stock and 1,845,000 shares of Preferred Series C stock, constituting 72.75% of Thaon's voting securities. As a condition of the Purchase Agreement, on April 11, 2003, the officers of Thaon resigned and the board of directors appointed officers of Practice Xpert as the combined company's (the "Company") officers.

On September 30, 2003, the Company purchased the remaining 8% of Practice Xpert's outstanding common stock by issuing 472,860 shares of the Company's common stock and 111,736 shares of Preferred Series C stock.

According to the terms of the share exchange agreement, control of the combined companies (the "Company") passed to the former shareholders of Practice Xpert. This type of share exchange has been treated as a capital transaction accompanied by recapitalization of Practice Xpert in substance, rather than a business combination, and is deemed a "reverse acquisition" for accounting purposes since the former owners of Practice Xpert controlled a majority of the total common shares outstanding immediately following the acquisition. No pro forma financial statements are being presented as Thaon had no significant asset prior to the acquisition.

On July 21, 2003, the Company changed its name to PracticeXpert, Inc.

Thaon Communications, Inc. (`Thaon") was originally incorporated under the name Engineering Services, Inc. (a Nevada Corporation), on July 13, 1984. Thaon changed its name to Deep Earth, Inc. in November of 1998. On November 29, 1999, Thaon changed its name to CastPro.com, Inc

Practice Xpert owns 100% of the issued and outstanding shares of Healthcare Administrative Management Corporation (HAMC), a California corporation and K.R. Johnson and Associates (KRJA), an Idaho corporation. On July 31, 2003, PracticeXpert entered into a purchase agreement to acquire 100% of Healthcare Billing Solutions, Inc., a Montana corporation.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


On November 10, 2003, PracticeXpert completed the 100% acquisition of National Healthcare Management Services, Inc. ("NHMS"), West Virginia Corporation.

Healthcare   Administrative   Management   Corporation   (HAMC),   a  California
corporation was formed on July 29, 1997.

K.R. Johnson and Associates (KRJA), an Idaho corporation was formed on December 22, 1995.

Healthcare Billing Solutions, Inc. (HBS), Montana corporation was formed on March 8, 2001.

National Healthcare Management Services, Inc. (NHMS), a West Virginia corporation, was formed on June 23, 1999. On March 1, 2004, PracticeXpert of Texas (PX-TX) (which was formed on November 7, 2003), a 100% owned subsidiary of the Company, completed its 100% acquisition of Singer MediScript's assets, a Houston Texas sole proprietorship company, which was formed in 1976.

HAMC,  KTJA,  HBS,  NHMS and PX-TX all  provide  medical  billing  and  accounts
receivable  management,   practice  management,   transcription  and  consulting
services to medical practitioners.

RECLASSIFICATION

For comparative purposes, prior period's consolidated financial statements have been reclassified to conform to report classifications of the current period.

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The audited consolidated financial statements for the year ended December 31, 2002 were filed on April 11, 2003 with the Securities and Exchange Commission and is hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

SEGMENT REPORTING

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Currently, SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


PRINCIPLES OF CONSOLIDATION

The accompanying financial statements include the accounts of PracticeXpert, Inc., formerly Thaon Communications, Inc. (legal acquirer, the "Parent"), and its 100% owned subsidiary, Practice Xpert Services Corporation and its subsidiaries, Healthcare Administrative Management Corporation, K.R. Johnson and Associates, Healthcare Billing Solutions, Inc., National Healthcare Management Services, Inc., and Practicexpert of Taxes. All significant inter-company accounts and transactions have been eliminated in consolidation.

RECENT PRONOUNCEMENTS

On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

NOTE 2 - INTANGIBLE ASSETS

Intangible assets consist of Software and Client lists. The Company evaluates intangible assets and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Software:

As part of intangible assets, the Company capitalizes certain computer software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount by which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

For the three month period ended March 31, 2004, the Company capitalized internal and external costs of $78,280 incurred to develop internal-use computer software. Capitalized software is amortized over a period of 5 years using the straight-line method. Amortization began when the software was available for its intended use. The amortization amounts for the three month period ended March 31, 2004 and 2003 were $26,833 and $12,244, respectively.

Client lists:

The Company has client lists acquired through purchase of subsidiaries valued at $2,346,297 as of March 31, 2004, respectively. These client lists are amortized over one to nine years. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. The amortization expenses for the period ended March 31, 2004 and 2003 were $65,204 and $59,826, respectively.

Amortization  expense  for the  Company's  intangible  assets over the next five
twelve-month   periods  is  estimated  to  be:   2005-$260,000,   2006-$260,000,
2007-$260,000, 2008-$260,000 and 2009-$260,000.

NOTE -3 COMMON STOCK

ISSUANCE OF SHARES FOR SERVICE

The Company accounts for the issuance of equity instruments to acquire goods and services. The stocks were valued at the average fair market value of the freely trading shares of the Company as quoted on OTCBB on the date of issuance.

REGULATION S

On January 9, 2004, the Company and its management (shareholder) entered into a Regulation S Stock Purchase Agreement with California Securities S.A. (CA Securities) a Panamanian business company. The Company agreed to sell to CA Securities in an "offshore transaction" as defined in Regulation S, which transaction had been negotiated outside the U.S. and consummated and closed outside the U.S., and the Purchaser agreed to purchase up to 8,000,000 Units. A unit meant two shares of common stock of the Company. One share was a new share issued by the Company as part of this Reg. S Stock Purchase Agreement and the other share was sold by the Shareholder from their own stock.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For each unit, the purchase price comprised of (1) $.001 per share for the share sold by the shareholders and (2) Per "purchase price" for the shares issued by the Company. "Purchase Price" for the Company Share was the Share Price multiplied by 30%. "Share Price" was the closing bid price (on the OTCBB) multiplied by 90%. Proceeds paid to the Seller was allocated $.001 for each share to Shareholder and the balance to the Company. The Purchaser agreed to use its best efforts to purchase up to 8 million Units between the date hereof and May 30, 2004 ("Best Efforts Period"). For the period ended March 31, 2004, the Company issued 5,226,906 shares of common stock under Regulation S Offering amounting $795,161 including 1,120,109 shares of common stock for which there is subscription receivable amounting to $171,634.

For the three month period ended March 31, 2004, 8,834 shares of Series B convertible Preferred stock plus interest of $707 were converted to 89,433 shares of common stock including 1,093 shares of common stock for interest portion.

For the period ended March 31, 2004, the Company issued 4,392,184 shares of common stock for cash amounting to $670,262 of which $20,000 was received in the prior period.

For the three month period ended March 31, 2004, the Company issued common stock in exchange of various services to following parties:

The Company issued 52,780 shares of common stock for legal and consulting services amounting $33,251. The Company issued 145,019 shares of common stock for finder fees and investor relations amounting $92,662. The Company issued 20,000 shares of common stock for salary amounting $13,400.

For the period ended March 31, 2004, the Company has 65,000 shares to be issued for service rendered amounting $39,300.

The subscription receivable which was outstanding as of December 31, 2003 for an amount of $35,000 was received in the period ended March 31, 2004.

NOTE 4 - SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $1,600 for income tax and $0 for interest during the three month period ended March 31, 2004. The Company paid $0 for income tax and $10 for interest during the three month ended March 31, 2003.

The cash flow statements do not include following non-cash investing and financing activities:

For the three month period ended March 31, 2004, 8,834 shares of Series B convertible Preferred stock were converted to 88,340 shares of common stock. Accrued interest for the preferred stock amounting $707 was converted into 1,093 shares of common stock.

For the period ended March 31, 2004, the Company issued 1,120,109 shares of common stock for subscription receivable amounting to $171,634.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three month period ended March 31, 2004, the Company issued common stock in exchange of various services to following parties:

The Company issued 52,780 shares of common stock for legal and consulting services amounting $33,251. The Company issued 145,019 shares of common stock for finder fees and investor relations amounting $92,662. The Company issued 20,000 shares of common stock for salary amounting $13,400.

For the period ended March 31, 2004, the Company has 65,000 shares to be issued for service rendered amounting $39,300.

NOTE 5 - BASIC AND DILUTED NET LOSS PER SHARE

Basic and diluted net loss per share for the three month ended March 31, 2004 and 2003 were determined by dividing net loss for the periods by the weighted average number of both basic and diluted shares of common stock and all the convertible preferred stock are regarded as common stock equivalents and are considered in diluted net loss per share calculations.

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $8,307,280 as of March 31, 2004. The total shareholders' deficit amounted to $126,097 on March 31, 2004. The continuing losses have adversely affected the liquidity of the Company. The Company faces continuing significant business risks including, but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended March 31, 2004, towards (i) obtaining additional equity financing (ii) controlling of salaries and general and administrative expenses, and (iii) management of accounts payable.

In that regard, On March 1, 2004, the Company purchased all the assets from Singer Mediscript (note 7). On April 17, 2004, the Company completed an acquisition with Cancer Care Network, Inc.(note 10).

NOTE 7 - ACQUISITION

On March 1, 2004, the Company completed its acquisition of Singer MedScript, a medical transcription company located in Houston, Texas. The acquisition was consummated by the Company's wholly-owned subsidiary, PracticeExpert of Texas, Inc., which entered into the Agreement for Purchase and Sale of Assets with the sole proprietor to acquire substantially all of the assets and assume certain liabilities and obligations of Singer MedScript for a purchase price of $300,000. The purchase price consisted of a cash payment of $150,000 at the closing and the issuance of a promissory note for $150,000 which bears interest of eight percent (8%) per annum and payable in 36 monthly installments of principal and interest commencing on April 1, 2004.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 1, 2003, PXI closed a transaction, whereby it acquired assets from Singer Mediscript, a Houston, Taxes, sole proprietorship company and 100% owned by an individual. In exchange for the assets and client list, PXI paid cash of $150,000, and issued a promissory note of $150,000.

A summary of the KRJA assets acquired and consideration for is as follows:

                                                                ALLOCATED
  ASSETS ACQUIRED                                                AMOUNT
  ---------------                                                ------
            Client lists acquired                             $ 300,000
                                                              =========


Management allocated the purchase price to the basis of the assets acquired based on management's appraisals at the date of acquisition.

            CONSIDERATION PAID                                    AMOUNT
            ------------------                                    ------
            Cash                                                $150,000
            Promissory note                                      150,000
                                                                --------
                                                                $300,000
                                                                ========

NOTE 8 -   COMMITMENTS

The Company has office lease agreements for 7 and 8 years. Future commitments under operating leases are as follows for the twelve months ending March 31:

                     2005                                     168,728
                     2006                                     171,916
                     2007                                     175,812
                     2008                                     112,264
                     2009                                      99,064
                     Remaining after 5 yrs                     67,136
                                                            ---------
               Total minimum lease payment                  $ 794,920
                                                            =========

The rent expenses were $57,564 and $40,303 for the three month period ended March 31, 2004 and 2003, respectively.

NOTE 9 -   INCOME TAXES

No provision was made for other entities on the Federal income tax since the Company has significant net operating loss. Through March 31, 2004, and 2003, the Company incurred net operating losses for tax purposes of approximately $609,846 and $100,343 approximately. The net operating loss carry forwards may be used to reduce taxable income through the year 2024. The availability of the Company's net operating loss carry forwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Temporary differences which give raise to deferred tax assets and liabilities at March 31, 2004 comprised mainly of net operating loss carry forward. The gross deferred tax asset balance as of March 31, 2004 was approximately $332,000. A 100% valuation allowance has been recorded for the deferred tax assets due to the uncertainty of its realization.

NOTE 10 -   SUBSEQUENT EVENT

Acquisition:

On April 29, 2004, the Company completed its acquisition of Cancer Care Network, Inc., an Oklahoma corporation, located in Oklahoma City, Oklahoma. Cancer Care Network, Inc. specializes in radiation and medical oncology billing and management. The acquisition was consummated by the Company, Practice Xpert Services Corp., and PracticeXpert of Oklahoma, Inc., wholly-owned subsidiaries of the Company, which entered into the Agreement for Purchase and Sale of Assets, as amended, with Cancer Care Network, Inc., to acquire substantially all of the assets and assume certain liabilities and obligations of Cancer Care Network, Inc., for a purchase price of $5,500,000. The purchase price consisted of a cash payment of $4,100,000 and the issuance of $500,000 in shares of common stock at the closing and the issuance of a promissory note for $900,000 which bears interest of six and one-half percent (6.5%) per annum and payable in 12 monthly installments of principal and interest commencing on April 25, 2004. As a result of this acquisition, the Company expects that CCN will give the Company a platform and base of operations for the Oklahoma medical billing services.

A summary of CCN assets acquired, liabilities assumed and consideration for is as follows:

                                                             ALLOCATED
                                                              AMOUNT
                                                              ------

          Current assets                                    $  241,474
               Client lists                                  4,606,754
               Property & equipment                            651,772
                                                            ----------
                                                            $5,500,000
                                                            ==========

          CONSIDERATION PAID                                   AMOUNT
          ------------------                                   ------

          Cash                                              $4,100,000
          Promissory note                                      900,000
          Common Stock                                         500,000
                                                            ----------
                                                            $5,500,000
                                                            ==========

                               PRACTICEXPERT, INC.
                     (FORMERLY, THAON COMMUNICATIONS, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro-forma revenue, net income and income per share assuming the transaction had been completed at the beginning of the periods reported, on pro-forma financial results would be as follows:


                                              FOR THE PERIOD ENDED

                                        MARCH 31, 2004     MARCH 31, 2003
                                        --------------     --------------
                                           (Unaudited)      (Unaudited)
          Revenue                          $1,976,900       $1,801,294

          Net loss for the period          $  652,144       $  157,107
          Net loss per share               $     0.03       $     0.03


On April 28, 2004, the Company completed the sale of $5.8 million of its common stock and warrants to certain purchasers. The Company sold 48,333,347 restricted shares of its common stock at a purchase price of $0.12 per shares. The purchasers received five-year warrants to purchase 48,333,347 shares of common stock at an exercise price of $0.30 per share. Pursuant to the Registration Rights Agreement the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the restricted shares of its common stock and common stock issuable upon any exercise of the warrants.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Bylaws limit, to the maximum extent permitted by Nevada law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors or officers. The Bylaws provide further that the Company shall indemnify to the fullest extent permitted by Nevada law any person made a party to an action or proceeding by reason of the fact that such person was director, officer, employee or agent of the Company. The Bylaws also provide that directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit, or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director of the Company to the maximum extent permitted by Nevada law.

Reference is made to the following documents filed as Exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

DOCUMENT                                                      EXHIBIT NUMBER
--------                                                      --------------
Registrant's Articles of Incorporation......................       3.1
Registrant's Bylaws.........................................       3.2

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable in connection with the sale of the Common Stock being registered hereby. All amounts are estimates, except the registration fee.


ITEM                                                           AMOUNT

SEC registration fee........................................  $3,801
Blue Sky fees and expenses..................................
Printing and engraving expenses.............................
Legal fees and expenses.....................................
Auditors' fees and expenses.................................
Transfer Agent and Registrar fees...........................
Miscellaneous expenses......................................
                                                              --------
  Total.....................................................
                                                              ========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

During the year ended December 31, 2003, 234,914 shares of Series B convertible Preferred stock were converted to 2,349,140 shares of common stock.

During the year ended December 31, 2003, 2,000,000 shares of Series D convertible Preferred stock were converted into 1,754,386 shares of common stock.

During the year ended December 31, 2003, we issued 555,161 shares of common stock for cash amounting $249,073.

During the year ended December 31, 2003, we issued common stock in exchange of various services as follows:

During the year ended December 31, 2003, we issued 299,286 shares of common stock as promotional and marketing fees amounting to $199,948. We issued 912,658 shares of common stock for legal and consulting services amounting to $1,069,420. We issued 8,625 shares of common stock for interest amounting to $13,443 and 25,405 shares for dividend payment amounting to $17,897. We issued 27,499 shares of common stock for employee bonuses amounting to $30,624. We issued 500 shares of our common stock for charitable contributions amounting to $422. We issued 104,216 shares of common stock for a legal settlement amounting $82,956. We issued 92,195 shares of common stock valued at $123,828 for the payment of accounts payables. We issued 107,238 shares of common stock for directors' and advisory board member fees amounting $144,746. We issued 200,000 shares of common stock as collateral on a note.

During the year ended December 31, 2003, we issued 125,000 shares of common stock for subscription receivable of $35,000.

During the year ended December 31, 2003, we issued 10,000 shares of common stock valued at $10,910 to purchase Healthcare Billing Solutions, Inc.

During the year ended December 31, 2003, we issued 8,143,456 shares of common stock to purchase Practice Xpert Services Corporation, valued at $14,129,238.

During the year ended December 31, 2003, we issued 191,815 shares of common stock to purchase National Health Care Management Services, Inc., valued at $150,000.

For the three month period ended March 31, 2004, we issued  5,226,906  shares of common stock under a Regulation S Offering for $795,161, including 1,120,109 shares of common stock for which there is subscription receivable amounting to $171,634. Regulation S was available to this investor as the sale was made outside of the United States to an investor who was not a U.S. resident, citizen or corporation, nor were any officers or directors of the investing corporation U.S. residents or citizens.

For the three month period ended March 31, 2004, 8,834 shares of Series B convertible Preferred stock plus interest of $707 were converted to 89,433 shares of common stock, including 1,093 shares of common stock for the interest portion.

For the period ended March 31, 2004, we issued 4,392,184 shares of common stock for cash totaling $670,262, of which $20,000 was received in the prior period.

For the three month period ended March 31, 2004, we issued common stock in exchange for various services, as follows: 52,780 shares of common stock for legal and consulting services totaling $33,251; 145,019 shares of common stock for finder fees and investor relations totaling $92,662; and 20,000 shares of common stock for salary totaling $13,400.

For the period ended March 31, 2004, we received services totaling $39,300 for which we are obligated to issue 65,000 shares of common stock in future periods.

The subscription receivable outstanding as of December 31, 2003, for $35,000 was received during the period ended March 31, 2004.

On April 28, 2004, we completed the sale of $5.8 million of our common stock and warrants to certain purchasers. We sold 48,333,347 restricted shares of our common stock at a purchase price of $0.12 per shares. The purchasers received five-year warrants to purchase 48,333,347 shares of common stock at an exercise price of $0.30 per share. In addition, placement agent warrants were issued to our placement agent, H.C. Wainwright & Co. Inc., and its designees, for an aggregate of 9,666,668 shares of common stock. The placement agent warrants for 4,833,334 shares have an exercise price of $0.12 per share and the remaining placement agent warrants for 4,833,334 shares have an exercise price of $0.30 per share.

The foregoing transactions were exempt from Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act.

ITEM 27.  INDEX TO EXHIBITS


EXHIBIT NO.                     DESCRIPTION
-----------                     -----------

3.1 Articles of Incorporation, as amended (incorporated by reference to documents previously filed)

3.2 By-Laws, as amended (incorporated by reference to documents previously filed)

4.1  Instruments  defining the rights of security  holders  (included in Exhibit
     3.1)

5.1  Opinion re: legality (filed herewith)

10.1 Common Stock Purchase Agreement dated as of April 28, 2004 among the registrant and the purchasers listed therein. (incorporated by reference to
     Exhibit  10.3 to the  Company's  Current  Report  on Form 8-K dated May 13,
     2004)

10.2 Registration Rights Agreement dated as of April 28, 2004 among the registrant and the purchasers listed therein. (incorporated by reference to
     Exhibit  10.2 to the  Company's  Current  Report  on Form 8-K dated May 13,
     2004)

10.3 Agreement for Purchase and Sale of Assets dated February 2, 2004, among the registrant, Practice Xpert Services Corp., PracticeXpert of Oklahoma, Inc. and Cancer Care Network, Inc., as amended. (incorporated by reference to
     Exhibit  10.1 to the  Company's  Current  Report  on Form 8-K dated May 13,
     2004)

10.4 Agreement for Purchase and Sale of Assets dated February 23, 2004 between PracticeXpert of Texas, Inc., and Bonnie Singer Bakal (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated March 15, 2004)

10.5 Form of Warrant to purchase the registrant's shares of common stock at a purchase price of $0.30 per share, issued in connection with the Common Stock Purchase Agreement, dated as of January 30, 2004. (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated May 13, 2004)

10.6 Stock Purchase Agreement dated March 13, 2003 among the Company, Jonathan Doctor, Michael Manahan, Monica Dedovich and Zima Hartz (incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-KSB, filed on April 11, 2003).

10.7 Stock Purchase Agreement, dated March 13, 2003, regarding the acquisition of 92% of the outstanding stock of Practice Xpert Services Corp. (incorporated by reference to the Company's Annual Report on Form 10-KSB, filed on April 11, 2003).

10.8 The 2003 Benefit Plan of Thaon Communications, Inc.. (incorporated by reference to Exhibit 4 to the Company's Form S-8 Registration Statement, filed on May 29, 2003).

10.9 Consulting Agreement between the Company and Magnum Financial Group, LLC dated July 11, 2002 (incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-KSB, filed on April 11, 2003).

10.10 Jonathan Doctor Employment Agreement.

10.11 Michael Manahan Employment Agreement.

10.12 Zima Hartz Employment Agreement.

15.1 Letter on unaudited interim financial information.

21.1 Subsidiaries (filed herewith)

23.1 Consent of Law Offices of Michael H.  Hoffman,  P.A.  (included  in Exhibit
     5.1)

23.2 Consent of Kabani and Company (filed herewith)

ITEM 28.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the registration statement;

             (iii) To include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and this offering of the securities at that time to be the initial bona fide offering.

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (5) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

          (6) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Toluca Lake, California on June 30, 2004.

PRACTICEXPERT, INC.


By:   /s/ Jonathan Doctor
  ------------------------------------------
      Jonathan Doctor
      President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

By:   /s/ Jonathan Doctor
  ------------------------------------------
     Jonathan Doctor
     President, Chief Executive Officer and Director

Date: June 30, 2004

By:  /s/ Michael Manahan
  ------------------------------------------
      Michael Manahan, Chief Financial Officer and Director

Date: June 30, 2004

By:  /s/ Zima Hartz
  ------------------------------------------
      Zima Hartz, Executive Vice President, Secretary and Director

Date: June 30, 2004

By:  /s/ Monica Dedovich
  ------------------------------------------
     Monica Dedovich, Director

Date: June 30, 2004

By:  /s/ Joseph Simone
  ------------------------------------------
     Joseph Simone, Director

Date: June 30, 2004

                                  EXHIBIT LIST

EXHIBIT NO.     DESCRIPTION
-----------     -----------

5.1             Opinion re: legality (filed herewith)

21.1            Subsidiaries (filed herewith)

23.2            Consent of Kabani and Company (filed herewith)